SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed	by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement [ ] Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Capital One Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Capital One Financial Corporation
2016 Annual Stockholder Meeting

Proxy Statement

Notice of Capital One Financial Corporation’s

2016 Annual Stockholder Meeting

Important Notice Regarding the Availability of Proxy Materials for

The Stockholder Meeting To Be Held On May 5, 2016

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or “Company”) will be held at Capital One’s headquarters at 1680 Capital One Drive, McLean, Virginia 22102, on May 5, 2016, at 10:00 a.m. local time.

Items of Business

As a stockholder you will be asked to:

➊	Elect eleven nominated directors, who are listed in the proxy statement, as directors of Capital One;

➋	Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors of Capital One for 2016;

➌	Approve, on a non-binding advisory basis, Capital One’s 2015 Named Executive Officer compensation; and

➍	Transact such other business as may properly come before the meeting.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 10, 2016 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares in person at the Annual Stockholder Meeting, via the Internet, by telephone or by mail. Please refer to the section “How do I vote?” for detailed voting instructions. If you choose to vote in person at the Annual Stockholder Meeting, via the Internet or by telephone, you do not need to mail in a proxy card.

Annual Meeting Admission

Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. A valid government-issued picture identification and proof of stock ownership as of the Record Date must be presented in order to attend the meeting. If you hold Capital One stock through a broker, bank, trust or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the Record Date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy (described below). Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at the address below.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102

March 21, 2016

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	i

ii	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

Section I – About This Proxy Statement

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing printed copies of our proxy materials, we are furnishing the proxy materials to our stockholders via the Internet. This process will save the Company some of the cost of printing and mailing the proxy materials and will reduce the impact of our annual stockholder’s meeting on the environment. Accordingly, on March 21, 2016, we first sent to our stockholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for Capital One’s 2016 Annual Stockholder Meeting (“Annual Meeting”) via the Internet, how to request a printed set of proxy materials and how to vote your shares.

What is the purpose of the proxy materials?

The Board of Directors of Capital One (“Board of Directors” or “Board”) is providing you these materials in connection with the solicitation by Capital One’s Board of Directors of proxies to be voted at the Annual Meeting. All stockholders who held shares of Capital One common stock as of the close of business on March 10, 2016 (“Record Date”) are entitled to attend the Annual Meeting and to vote on the items of business outlined in this proxy statement. If you choose not to attend the Annual Meeting in person, you may vote your shares via the Internet, by telephone or by mail.

How do I access the proxy materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available your 16-digit control number(s) contained on your Notice.

How do I request paper copies of the proxy materials?

You may request paper copies of the 2016 proxy materials by following the instructions listed at www.proxyvote.com, by calling 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through Capital One’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).

If you hold shares of Capital One common stock through a broker, bank, trust or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

Can I attend the Annual Meeting?

If you held shares of Capital One common stock as of the Record Date, you may attend the Annual Meeting. Because seating is limited, only you and a guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid government-issued picture identification and proof of Capital One stock ownership as of the Record Date. If you hold Capital One stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy (described below). Cameras, recording devices and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Capital One’s address set forth in the Notice.

Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the Record Date. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting.

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	1

SECTION I – ABOUT THIS PROXY STATEMENT

On March 10, 2016, there were 519,071,406 shares of Capital One’s common stock issued and outstanding.

How do I vote?

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders) or voting instruction form (for holders of shares in street name) available when you access the web page.

By Telephone

You may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903), which is available 24 hours a day, and following the prerecorded instructions. Have your Notice or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by telephone.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided or returning it to Broadridge Financial Solutions, Inc. (“Broadridge”), Vote Processing, 51 Mercedes Way, Edgewood, NY 11717.

Time for Voting Your Shares By Internet, By Telephone or By Mail

You may vote via the Internet or by telephone up until 11:59 p.m. Eastern Daylight Time on May 4, 2016. If you vote by mail, your proxy card must be received by May 4, 2016.

In Person

If you are a record holder of shares of Capital One common stock, you may vote in person at the Annual Meeting. A record holder must present a valid government-issued picture identification and, if the shares are held in the name of an entity, evidence of valid authorization from that entity in order to attend the Annual Meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

See “Can I attend the Annual Meeting?” above for more information regarding attending the Annual Meeting.

If you hold your shares of Capital One common stock in street name, you must bring a valid government-issued picture identification and a copy of a statement reflecting your stock ownership as of the Record Date in order to attend the meeting. You must also obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to Item 2 on the proxy card, which is considered a “routine” matter under NYSE rules. The election of members of the Board of Directors and Item 3 are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the Annual Meeting. If you hold shares in several different accounts, you must provide voting instructions for each account in order to authorize all of your shares to be voted.

How do I vote my 401(k) shares?

If you participate in the Capital One Associate Savings Plan, you may vote the number of shares equivalent to your interest in the Capital One Pooled Stock Fund as credited to your account on the Record Date. You will receive instructions on how to vote your shares via e-mail from Broadridge. The trustee of the Associate Savings Plan will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Daylight Time on May 2, 2016. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

2	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION I – ABOUT THIS PROXY STATEMENT

Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

■	submitting another timely vote via the Internet, by telephone or by mailing a new proxy card or voting instruction form;
■	attending the Annual Meeting and voting in person; or
■	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1680 Capital One Drive, McLean, VA 22102.

Your new vote or revocation must be submitted in accordance with the timeframes above under “Time for Voting Your Shares By Internet, By Telephone or By Mail.”

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present in person or represented by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

What is a broker non-vote?

As described above, under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include the election of directors and Item 3, if you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares. This is called a “broker non-vote.”

Who will count the vote?

Votes will be tabulated by Broadridge. The Board of Directors has appointed a representative of American Elections Services, LLC to serve as the Inspector of Elections.

Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices at 1680 Capital One Drive in McLean, Virginia. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the list of stockholders prior to the Annual Meeting.

How much did the solicitation cost?

Capital One will pay the costs of the solicitation. We have retained Georgeson Inc. to assist us in the solicitation of proxies for an aggregate fee of $12,500, plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone and by mail, our directors, officers and employees may solicit proxies on our behalf, without additional compensation.

What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Capital One will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

What vote is necessary to approve each item?

All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each other matter presented for a vote at the meeting.

Item 1 requests your vote for the election of eleven candidates for director. Richard D. Fairbank, Patrick W. Gross, Ann Fritz Hackett, Lewis Hay, III, Benjamin P. Jenkins, III, Peter Thomas Killalea, Pierre E. Leroy, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West will each be elected as a director of Capital One if a majority of the votes cast in his or her election is voted in favor of such election. Capital One also maintains a “majority voting” policy, which requires that any director who fails to receive a majority of votes cast in favor of his or her election tender a resignation for the Board of Directors’ consideration. Cumulative voting for the election of directors is not permitted. For more information regarding Capital One’s director nomination process see page 12.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	3

SECTION I – ABOUT THIS PROXY STATEMENT

Item 2, the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditors of the Company for 2016, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

Item 3, the advisory approval of Capital One’s 2015 Named Executive Officer compensation, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

As described under “How do I vote?” on page 2, under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the broker, bank, trust or other nominee that holds your shares, the firm will only have discretionary authority to vote your shares with respect to Item 2. If you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares with respect to Items 1 and 3. Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Items 1, 2 and 3.

What are the Board of Directors’ recommendations?

If you properly submit a proxy without giving specific voting instructions, the individuals named as proxy holders will vote in accordance with the recommendations of the Board of Directors as follows:

FOR the election of Richard D. Fairbank, Patrick W. Gross, Ann Fritz Hackett, Lewis Hay, III, Benjamin P. Jenkins, III, Peter Thomas Killalea, Pierre E. Leroy, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West, as directors of Capital One (see page 86);

FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditors of the Company for 2016 (see page 87); and

FOR the advisory approval of Capital One’s 2015 Named Executive Officer compensation (see page 89).

You should carefully read the descriptions of each proposal. The Board of Directors is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on the accompanying proxy card will, in the absence of stockholder instructions to the contrary, vote such proxy at their discretion.

HOW TO VOTE

Your vote is important. You may vote your shares in person at the Annual Meeting, via the Internet, by telephone or by mail. Please refer to the section “How do I vote?” for detailed voting instructions. If you choose to vote in person at the Annual Meeting, via the Internet or by telephone, you do not need to mail in a proxy card.

INTERNET VIA COMPUTER	TELEPHONE OR CELLPHONE	MAIL	IN PERSON

Visit www.proxyvote.com You will need the 16-digit number included in your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the 16-digit number included in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	By requesting a ballot when you arrive and following all of the instructions above under the caption “Can I attend the Annual Meeting?” on page 1.

4	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

Section II – Corporate Governance at Capital One

  Overview of Corporate Governance at Capital One

2015 Highlight: Proxy Access

■   Capital One’s Board and management are committed to strong and effective corporate governance that creates a framework for the Board to provide ongoing oversight of the Company’s activities. The Board and management are also committed to remain accountable to stockholders through active engagement with investors and adoption of appropriate corporate governance practices

■   As part of that commitment, the Board and management continuously review our corporate governance practices to ensure they are in line with our Company’s needs, stockholder interests, and external governance trends

■   As a result of that ongoing review, in 2015 the Company proactively adopted proxy access bylaws that permit a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s outstanding common shares of voting stock continuously for at least 3 years to nominate and include in the Company’s proxy materials a number of director candidates equal to the greater of two (2) or 20% of the total Board. We believe proxy access is an important stockholder enhancement that the Board adopted after significant consultation with our stockholders

■   We provide additional information regarding our adoption of proxy access and other corporate governance practices later in this proxy statement

Board of Directors

■   Ten of our eleven directors are independent

■   CEO and founder is the only member of management who serves as a director

■   Active and empowered Lead Independent Director is elected annually by independent directors

■   Active and empowered Committee Chairs, all of whom are independent

■   Board consists of a mix of newer directors with fresh perspectives and directors who have a longer horizon of experience with the Company through various business cycles

■   Directors who reflect a variety of experiences and skills that match the Company’s complexity and strategic direction and give the Board the collective capability to provide appropriate oversight of the Company’s activities

Stockholder Engagement

■   Regular outreach and engagement with governance representatives of large stockholders at least two times per year

■   Feedback from investors regularly shared with our Board and its committees to ensure that our Board has insight on investor views

■   Board and Governance and Nominating Committee receive extensive briefings and benchmarking reports on corporate governance practices and emerging corporate governance issues

Governance Practices

■   Annual elections of directors

■   Majority voting with resignation policy for directors in uncontested elections

■   Stockholders holding at least 25% of outstanding common stock may call a special meeting

■   Proxy access

■   No super majority vote provisions for future amendments to Bylaws and Certificate of Incorporation or removing a director from office

■   No “poison pill”

■   Frequent executive sessions of non-management directors

■   All directors then serving attended at least 80% of Board and committee meetings during the year

■   Annual self-assessments of the Board and each of its committees

■   Annual evaluations of directors and Lead Independent Director

■   Regular discussions regarding Board recruiting, succession and refreshment as well as director skills and qualifications in connection with the Company’s long-term strategic objectives

■   Active risk oversight by the Board and committees

■   Oversight of the Company’s political activities and contributions conducted by the Governance and Nominating Committee

■   Direct access by Board to key members of management at discretion of independent directors; executive sessions regularly include separate meetings with Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Auditor, Chief Credit Review Officer and Chief Compliance Officer

■   Annual CEO evaluation process led by our Lead Independent Director

■   Regular discussions regarding CEO and other key executive talent and succession planning

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	5

SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Information About Our Director Nominees

Name	Age	Occupation	Independent	Other Public Boards
Richard D. Fairbank	65	Chair, CEO and President, Capital One Financial Corporation	No	0
Patrick W. Gross	71	Chairman, The Lovell Group	✓	4
Ann Fritz Hackett	62	Partner and Co-Founder, Personal Pathways, LLC	✓	1
Lewis Hay, III	60	Former Chairman, Chief Executive Officer and President, NextEra Energy, Inc.	✓	2
Benjamin P. Jenkins, III	71	Former Senior Advisor, Managing Director and Vice Chairman for Retail Banking, Morgan Stanley & Co.	✓	0
Peter Thomas Killalea	48	Owner and President, Aoinle, LLC	✓	0
Pierre E. Leroy	67	Managing Partner, Aspiture, LLC	✓	0
Peter E. Raskind	59	Owner, JMB Consulting, LLC	✓	0
Mayo A. Shattuck III	61	Chairman, Exelon Corporation	✓	3
Bradford H. Warner	64	Former President of Premier and Small Business Banking, Bank of America Corporation	✓	0
Catherine G. West	56	Former Special Advisor, Promontory Financial Group	✓	0

Information About Our 2015 Board Meetings and 2015 Annual Stockholder Meeting

■   Each incumbent director attended at least 80% of the aggregate number of the meetings of the Board of Directors and the committees occurring during the year while they were members

■   The Board of Directors held thirteen meetings in 2015

■   All members of the Board at the time of Capital One’s 2015 annual stockholder meeting attended such meeting and Capital One expects all of its directors to attend the Annual Meeting

6	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Information About Our Current Board Committee Membership and 2015 Committee Meetings

	Audit	Governance & Nominating	Compensation	Risk
Richard D. Fairbank
Patrick W. Gross
Ann Fritz Hackett
Lewis Hay, III
Benjamin P. Jenkins, III
Peter Thomas Killalea*
Pierre E. Leroy
Peter E. Raskind
Mayo A. Shattuck III
Bradford H. Warner
Catherine G. West
# TOTAL MEETINGS HELD	11	6	5	8

Chair     Member

*	Mr. Killalea was appointed to the Board of Directors on February 24, 2016.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	7

SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Capital One is dedicated to strong and effective corporate governance that creates an appropriate framework for the Board to provide ongoing oversight of the Company’s activities, and for management to operate in an ethical environment that fosters strong risk management.

The Board of Directors has adopted Corporate Governance Guidelines to formalize the Board’s governance practices and to provide its view of effective governance. Our Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our stockholders, ensures responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives. The Board reviews and periodically updates these principles and practices as legal, regulatory, and best practice developments evolve.

The Board has also adopted Capital One’s Code of Business Conduct and Ethics (“Code of Conduct”), which applies to Capital One’s directors and associates, including Capital One’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other persons performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing and integrity and guides the ethical actions and working relationships of Capital One’s directors, officers and associates in their interactions with investors, current and potential customers, fellow associates, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

The Board of Directors believes that these policies, principles and practices are vital to the future success and growth of Capital One and create a foundation for the effective functioning of the Board of Directors, its committees and Capital One as a whole. They are also critical to preserving the trust of our stakeholders, including stockholders, associates, customers, suppliers, governmental entities and the general public.

We encourage you to visit the Corporate Governance section of our website at www.capitalone.com under “About Us/Investors” where you can find our:

■	Corporate Governance Guidelines
■	Code of Business Conduct and Ethics
■	Committee Charters
■	Certificate of Incorporation and Bylaws

8	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

  Our Board of Directors

Our Board of Directors, acting through the Governance and Nominating Committee, seeks a Board that, as a whole, possesses the mix of experiences, skills, expertise and qualifications appropriate to support the success of the Company and that functions effectively in light of the Company’s current and evolving business circumstances. The Board believes that the collective combination of backgrounds, skills and experiences of its members has produced a Board that is well-equipped to exercise oversight responsibilities for Capital One’s stockholders and other stakeholders and to help guide the Company to achieve its long-term strategic objectives.

All of our directors have:

✓	Demonstrated business acumen

✓	The ability to exercise sound judgment

✓	A high degree of engagement

✓	A commitment of service to Capital One, the Board of Directors and the long-term interests of stockholders

✓	A reputation for integrity, honesty, professionalism, and adherence to high ethical standards

In addition, members of the Board have specific experiences that, in the aggregate, meet an articulated set of director skills established by the Governance and Nominating Committee that align with the Company’s long-term strategy and operational objectives, including:

Strategy	■ Experience setting a long-term corporate vision or direction, developing desirable products and customer segments, assessing geographies in which to operate, and evaluating competitive positioning
Digital/Technology	■ Leadership and understanding of technology, digital platforms and new media, cybersecurity risk, and data analytics
Retail/Commercial Banking	■ Retail and/or commercial banking industry experience at an executive level
Risk Management/Compliance	■ Significant understanding with respect to the identification, assessment and oversight of risk management programs and practices
Senior Executive Management	■ Experience as a chief executive officer or other senior executive at a public company
Public Accounting/ Financial Reporting	■ Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements
Financial Services	■ Leadership experience as an executive or board member in the financial services industry
Compensation/Human Resources	■ Understanding of the issues involved with executive compensation, succession planning, human resource management, and talent management and development
Public Company Board Service	■ Experience serving as a director on a large public company board

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	9

SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Our Board has significant experience in strategy development, risk management and the financial services industry through executive leadership positions, consulting engagements, and/or extended service on Capital One’s Board of Directors and its committees.

Nine of our directors have significant understanding of technology platforms and systems and their associated risks, six of our directors have held senior executive responsibilities at large banks, and six of our directors serve or have served as chief executive officers. In addition, our directors have public company board experience and broad financial expertise, including experience with financial statements and the financial reporting required of large public companies.

The Board of Directors is composed of directors with a variety of tenures, ranging from one independent director who has served on the Board from the time Capital One became a public company to one independent director added in 2016, reflecting a diversity of perspectives that creates an effective balance between directors who have direct experience with Capital One’s operations, history and business cycles and directors who bring fresh perspectives. Accordingly, we believe the Board possesses the appropriate combination of skills and qualifications, independence, knowledge of Capital One and its industry, and business acumen that enables it to operate as an engaged and effective Board.

10	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Criteria for Director Candidates

The Governance and Nominating Committee and the Board of Directors consider each nominee in the context of the Board as a whole, with the objective of assembling a Board that meets the criteria set forth below and, through its collective skills and experience, promotes the success of Capital One’s business. The Governance and Nominating Committee and the Board regularly review the Board’s membership in light of Capital One’s business model and strategic objectives and consider whether the Board as a whole continues to possess the skills and experience necessary to oversee the Company in achieving these goals, and may seek additional directors from time to time as a result of its considerations.

All director candidates, including incumbent directors and those recommended by stockholders, are evaluated based upon the following criteria:

Experience

■   Diversity of experience

■   Strong educational background

■   Substantial tenure and breadth of experience in leadership capacities

■   Business and financial acumen

■   Background relevant to Capital One’s business strategy

■   Understanding of the intricacies of a public company

■   Experience in risk management

Personal Characteristics

■   Reputation for high personal and professional ethics, integrity and honesty, good character and judgment

■   The ability to be an independent thinker

■   Diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective and viewpoint

Commitment to the Company

■   A willingness to commit the time and energy necessary to satisfy the requirements of board and committee membership, including the ability to attend and participate in all or almost all of the board meetings and committee meetings in which they are a member and the annual meeting of stockholders

■   A willingness to rigorously prepare prior to each meeting and actively participate in the meeting

■   A willingness to make himself or herself available to management upon request to provide advice and counsel

■   Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company and a director’s roles and responsibilities

■   A willingness to comply with Capital One’s Director Stock Ownership Requirements, Corporate Governance Guidelines and Code of Conduct

Capital One’s Corporate Governance Guidelines provide that a director shall not be eligible for election to the Board upon reaching the age of 72. The Board may waive this requirement if it deems that it is in the best interests of the Company and its stockholders.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	11

SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

How We Select Our Director Nominees

The Governance and Nominating Committee considers and makes recommendations to the Board of Directors regarding re-nominations of current directors for election at our Annual Meeting. For incumbent directors, the committee considers the Criteria for Director Candidates described above, as well as:

■	The value derived from each nominee’s skills, qualifications, experience and ability to impact our long-term strategic objectives;

■	Feedback on performance from fellow Board members and annual director evaluations;

■	Attendance, preparation for, and participation in meetings;

■	Independence and any actual or perceived conflicts of interest; and

■	Willingness to serve for an additional term.

Although we do not have a specific policy on diversity of the Board, our Corporate Governance Guidelines provide that director candidates should have diversity along a variety of dimensions, including each candidate’s professional and personal experience, background and perspective. The Governance and Nominating Committee considers the diversity of directors in the context of the Board’s overall needs. The Committee evaluates diversity in a broad sense, recognizing the benefits of demographic diversity, as well as the breadth of diverse backgrounds, skills, and experiences that directors may bring to our Board. We believe the composition of our Board reflects diversity in these dimensions.

The Governance and Nominating Committee also considers and makes recommendations to the Board of Directors concerning nominees to create or fill open positions within the Board. Director candidates, other than current directors, may be interviewed by the Chair of the Governance and Nominating Committee, other directors, the CEO and/or other members of senior management. In making its recommendation to the Board of Directors, the Committee considers the criteria described above, as well as the results of interviews and any background checks the Committee deems appropriate. In 2015, Capital One continued its engagement with Spencer Stuart, a third-party director search firm, to identify and evaluate potential director candidates. Mr. Killalea was first identified and recommended to the Governance and Nominating Committee by Spencer Stuart, a third-party search firm.

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names and other relevant information as required by Capital One’s Amended and Restated Bylaws (“Bylaws”) and further described in Capital One’s Corporate Governance Guidelines, to the Corporate Secretary at Capital One’s address set forth in the Notice. Capital One’s Corporate Governance Guidelines require the Corporate Secretary to deliver a copy of the submitted information to the Chair of the Governance and Nominating Committee. The Governance and Nominating Committee will consider potential nominees proposed by stockholders on the same basis as it considers other potential nominees.

In addition, an eligible stockholder or group of stockholders may use Capital One’s “proxy access” bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. Capital One’s Bylaws permit up to 20 stockholders owning 3% or more of the Company’s outstanding common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to two (2) individuals or 20% of the board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Director Independence

With the exception of our CEO, who is the Company’s founder, the Board has affirmatively determined that all of the other members of our Board are independent under Capital One’s Director Independence Standards, which have been adopted by the Board of Directors as part of Capital One’s Corporate Governance Guidelines. The Board of Directors has reached this conclusion based on a thorough assessment of whether each of its non-management members is “independent” under these standards. These standards reflect, among other things, the director independence requirements set forth in the listing standards of the NYSE and other applicable legal and regulatory rules, and describe certain relationships that the Board has determined to be immaterial for purposes of determining director independence. The Board of Directors has determined that each of Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Jenkins, Mr. Killalea, Mr. Leroy, Mr. Raskind, Mr. Shattuck, Mr. Warner and Ms. West is independent under these standards.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

  Director Nominees

Richard D. Fairbank Chair, Chief Executive Officer and President, Capital One Financial Corporation Director Since: 1994 Age: 65

Capital One Committees:

■    None

Capital One Companies:

■    Capital One Bank (USA), National Association (Chair)

■    Capital One, National Association (Chair)

Additional Public Directorships (current):

■    None

Mr. Fairbank is founder, Chair, Chief Executive Officer and President of Capital One Financial Corporation. Mr. Fairbank has been Chair of Capital One since February 1995. Mr. Fairbank was appointed and served as the Fifth Federal Reserve District’s representative on the Federal Advisory Council from January 2010 until December 2012. As a member of the Council, he conferred periodically with the Board of Governors of the Federal Reserve System on business conditions and issues related to the banking industry. Mr. Fairbank also served on MasterCard International’s Global Board of Directors from February 2004 until May 2006 and, prior to that, as Chairman of MasterCard’s U.S. Region Board.

Skills and Qualifications:

Mr. Fairbank’s experience in leading the business as founder and Chief Executive Officer of Capital One, his responsibilities for the strategic direction and management of Capital One’s day-to-day operations and his former roles with the Federal Advisory Council and MasterCard International bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Patrick W. Gross Chairman, The Lovell Group Director Since: 1995 Age: 71

Capital One Committees:

■    Compensation Committee

■    Governance and Nominating Committee

■    Risk Committee

Capital One Companies:

■    Capital One Bank (USA), National Association

Additional Public Directorships (current):

■    Career Education Corporation

■    Liquidity Services, Inc.

■    Rosetta Stone, Inc.

■    Waste Management, Inc.

Mr. Gross is Chairman of The Lovell Group, a private business and technology advisory and investment firm he founded in 2002 to work with private venture-funded technology companies on a range of business, management and financial strategies. Prior to his role with Lovell, he was a founder, and served as a principal executive officer from 1970 to 2002, of American Management Systems, Inc. (“AMS”), an information technology, consulting, software development and systems integration firm. During his time at AMS, Mr. Gross built and supervised the AMS financial services business which provided IT-based applications to major banks in the U.S., Canada and Europe. Mr. Gross also served as a director of Taleo Corporation from August 2006 through February 2012.

Mr. Gross was named to the 2015 National Association of Corporate Directors Directorship 100, which honors the most influential boardroom leaders each year.

Skills and Qualifications:

Mr. Gross’s experience in applying information technology, advanced data analytics and risk management analytics within global financial services firms, as well as his roles in founding and leading AMS and with other public company boards, provides the Board of Directors with valuable insight in overseeing, among other matters, Capital One’s entrepreneurial innovations, digital initiatives, cyber security and information systems.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Ann Fritz Hackett Partner and Co-Founder, Personal Pathways, LLC Lead Independent Director Director Since: 2004 Age: 62

Capital One Committees:

■    Compensation Committee

■    Governance and Nominating Committee (Chair)

■    Risk Committee

Capital One Companies:

■    Capital One, National Association

Additional Public Directorships (current):

■    Fortune Brands Home & Security, Inc.

Ms. Hackett is a partner and co-founder of Personal Pathways, LLC. The company’s flagship product is a web-based enterprise collaboration platform. Prior to her role at Personal Pathways, Ms. Hackett had been President of Horizon Consulting Group, LLC since she founded the company in 1996. Horizon Consulting Group provides strategic, organizational and human resources advice to clients worldwide. She has worked with boards of directors, chief executive officers and senior executives to identify strategic opportunities and execute solutions during periods of business and financial challenges and transformation. Prior to Horizon Consulting, Ms. Hackett was Vice President and Partner of a leading national strategy consulting firm where she served on the Management Committee and, among other strategy consulting assignments, led Human Resources and developed her expertise in managing cultural change, creating performance management processes and a performance-based culture, nurturing leadership talent and planning for executive succession. Ms. Hackett is also a member of the Tapestry Networks’ Lead Director Network, a select group of lead directors who collaborate on matters regarding board leadership. She also served as a director of Beam, Inc. (formerly Fortune Brands, Inc.) from December 2007 until April 2014.

Skills and Qualifications:

Ms. Hackett has experience in strategy, technology development, leading change initiatives, talent management and succession planning and in creating performance management processes and performance-based compensation programs. She also has experience in corporate governance and risk matters as a result of her participation with public company boards of directors and related governance committees, non-profit boards and consulting engagements. This combination of skills provides the Board of Directors with valuable insight on these and other matters.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Lewis Hay, III Former Chairman, Chief Executive Officer and President, NextEra Energy, Inc. Director Since: 2003 Age: 60

Capital One Committees:

■    Compensation Committee

■    Governance and Nominating Committee

■    Risk Committee

Capital One Companies:

■    Capital One, National Association

Additional Public Directorships (current):

■    Harris Corporation

■    Anthem, Inc. (formerly WellPoint, Inc.)

Mr. Hay served in a variety of executive positions at NextEra Energy, Inc. (“NextEra”) (formerly FPL Group, Inc.), including Chief Executive Officer (2001-2012), Chairman (2002-2012) and President (2001-2006). NextEra is one of the nation’s leading electricity-related services companies and the largest renewable energy generator in North America. Mr. Hay served as Executive Chairman of NextEra from July 2012 until he retired in December 2013 and as a director of NextEra from June 2001 through December 2013. While at NextEra, he also served as Chief Executive Officer of Florida Power & Light Company from January 2002 to July 2008. He joined NextEra Energy in 1999 as Vice President, Finance and Chief Financial Officer and served as President of NextEra Energy Resources, LLC (formerly FPL Energy, LLC) from March 2000 until December 2001. He currently acts as an Operating Advisor for Clayton, Dubilier & Rice, LLC, a private equity investment firm.

Mr. Hay serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University, and on the Advisory Council of Carnegie Mellon University’s Scott Institute for Energy Innovation. He is a former chairman of both the Edison Electric Institute, the association of U.S. shareholder-owned electric companies, and the Institute of Nuclear Power Operations. Mr. Hay also served as Chair of the Electricity Subsector Coordinating Council, an organization that coordinated government and electricity industry cyber security initiatives, as well as on President Obama’s President’s Council on Jobs and Competitiveness.

Skills and Qualifications:

Mr. Hay has extensive knowledge of the complex strategic, operational, management, regulatory, financial and governance issues faced by a large public company. His background in leading finance and accounting, treasury, credit, investor relations, mergers and acquisitions and information systems functions, as well as his understanding of enterprise risk management, executive compensation and public company governance, provides the Board of Directors with valuable insight on these and other matters.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Benjamin P. Jenkins, III Former Senior Advisor, Managing Director and Vice Chairman for Retail Banking, Morgan Stanley & Co. Director Since: 2013 Age: 71

Capital One Committees:

■    Audit Committee

■    Compensation Committee

■    Risk Committee

Capital One Companies:

■    Capital One, National Association

Additional Public Directorships (current):

■    None

Mr. Jenkins served as Senior Advisor, Managing Director, and Vice Chairman for Retail Banking at Morgan Stanley & Co., a financial services firm, from January 2009 to January 2011. Prior to that, he had a 38-year career with Wachovia Corporation (now Wells Fargo & Company), a financial services company, where he was Vice Chairman and President of the General Banking Group. He is credited with advancing the profitability of the General Bank through improvements in customer service and the reduction of customer attrition to industry-leading levels. He and his team were instrumental in the integration of the First Union/Wachovia and Wachovia/SouthTrust mergers, and Mr. Jenkins led the successful expansion of Wachovia’s banking network. He also previously served on the boards of Visa USA and Visa International.

Skills and Qualifications:

Mr. Jenkins’ experience in corporate banking, banking operations, investment banking, and management of customer relationships brings valuable insight to the Board of Directors in overseeing, among other areas, matters critical to Capital One’s banking business.

Peter Thomas Killalea Owner and President, Aoinle, LLC Director Since: 2016 Age: 48

Capital One Committees:

■    None

Capital One Companies:

■    None

Additional Public Directorships (current):

■    None

Mr. Killalea has been an advisor to private technology-driven companies since November 2014 and is the Owner and President of Aoinle, LLC, a consulting firm. From May 1998 to November 2014, Mr. Killalea served in various leadership roles at Amazon.com, Inc., most recently as its Vice President of Technology for the Kindle Content Ecosystem from 2008 to November 2014. He served as its Vice President of Infrastructure and Distributed Systems from 2003 to 2008 and prior to that as Chief Information Security Officer and Vice President of Security. He led the infrastructure and distributed systems team, which later became a key part of the Amazon Web Services platform. He also led the product development and engineering teams for the Kindle Content Ecosystem, where he advanced the Kindle reading experience by creating innovative features such as X-Ray and Popular Highlights, and built the Amazon Publishing technology platform. Mr. Killalea previously served on the board of Xoom Corporation (acquired by PayPal Inc.) from March 2015 to November 2015.

Skills and Qualifications:

Mr. Killalea’s product, technology, and security experience in the technology industry, including his experience advising technology companies in various stages of growth and his various leadership roles, including as Chief Information Security Officer, at Amazon.com, Inc., bring valuable insight to the Board of Directors on these and other matters.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Pierre E. Leroy Managing Partner, Aspiture, LLC Director Since: 2005 Age: 67

Capital One Committees:

■   Risk Committee

Capital One Companies:

■   Capital One Bank (USA), National Association

Additional Public Directorships (current):

■   None

Mr. Leroy established an advisory and private equity firm in April 2015, Aspiture, LLC (“Aspiture”) which invests primarily in digital companies offering unique customer solutions. Mr. Leroy served as Executive Chairman from March 2012 and Chief Executive Officer from July 2012 until June 2013 of Vigilant Solutions, Inc. (formerly Vigilant Video, Inc.), an industry-leading pioneer of innovative intelligence solutions that help law enforcement protect officers, families and communities. Mr. Leroy retired in 2005 from Deere & Company as President of both the Worldwide Construction & Forestry Division and the Global Parts Division. Deere & Company is a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation, and also provides financial services worldwide and manufactures and markets engines used in heavy equipment. During his professional career with Deere & Company, Mr. Leroy served in a number of positions in Finance, including Treasurer, Vice-President and Treasurer, and Senior Vice-President and Chief Financial Officer. Mr. Leroy also served as a director of United Rentals, Inc. from April 2012 to May 2015, RSC Holdings Inc. and RSC Equipment Rental from May 2008 to April 2012 (when RSC was acquired by United Rentals), and Beam, Inc. (formerly Fortune Brands, Inc.) from September 2003 to February 2012.

Skills and Qualifications:

Mr. Leroy’s experience in capital markets and asset-liability management, as well as CEO and Executive Chairman of a digital analytic software company and managing partner of an advisory and consulting business in addition to his experience in leading and managing large complex international marketing, engineering and manufacturing organizations and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

Peter E. Raskind Owner, JMB Consulting, LLC Director Since: 2012 Age: 59

Capital One Committees:

■   Audit Committee

■   Risk Committee (Chair)

Capital One Companies:

■   Capital One Bank (USA), National Association

Additional Public Directorships (current):

■   None

Mr. Raskind is the owner of JMB Consulting, LLC, which he established in February 2009 to provide consulting services to financial services firms and investors. In 2011, he served as Interim Chief Executive Officer of the Cleveland Metropolitan School District, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority. Until its merger with PNC Financial Services Group in December 2008, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the largest banks in the United States. Through an extensive banking career, Mr. Raskind has served in a number of leadership roles and held positions of successively greater responsibility in a broad range of consumer and commercial banking disciplines, including cash management services, corporate finance, international banking, corporate trust, retail and small business banking, operations and strategic planning.

Mr. Raskind served as a director of United Community Banks, Inc. from May 2011 to January 2012 and Visa USA and Visa International. He also served on the board of directors of the Consumer Bankers Association, was a member of the Financial Services Roundtable, and served on the executive committee of the National Automated Clearing House Association.

Skills and Qualifications:

Mr. Raskind is experienced in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, product management, asset/liability management, risk management and acquisition integration from his extensive career in banking. He provides the Board of Directors with valuable insight on these and other matters.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Mayo A. Shattuck III Chairman, Exelon Corporation Director Since: 2003 Age: 61

Capital One Committees:

■    Compensation Committee (Chair)

■    Governance and Nominating Committee

■    Risk Committee

Capital One Companies:

■    Capital One, National Association

Additional Public Directorships (current):

■    Gap, Inc.

■    Alarm.com

■    Exelon Corporation

Mr. Shattuck is Chairman of the Board of Chicago-based Exelon Corporation (“Exelon”), the nation’s largest competitive energy provider and commercial nuclear plant operator. From March 2012 through February 2013, he served as Executive Chairman of the Board of Exelon. Prior to joining Exelon, he was Chairman, President and Chief Executive Officer of Constellation Energy Group, a leading supplier of electricity to large commercial and industrial customers, a position he held from 2001 to 2012. Mr. Shattuck was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Banc Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking.

From 1997 to 1999, Mr. Shattuck served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in 1999. From 1991 to 1997, Mr. Shattuck was President and Chief Operating Officer and a director of Alex. Brown & Sons, a major investment bank, which merged with Bankers Trust in 1997.

Mr. Shattuck is also Vice Chairman of Johns Hopkins Medicine, Trustee of Johns Hopkins University and former Chairman of the Institute of Nuclear Power Operators

Skills and Qualifications:

Mr. Shattuck’s experience in global corporate finance and lending, corporate strategy, capital markets, risk management, executive compensation and private banking, as well as his experience in leading two large, publicly-held companies and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Bradford H. Warner Former President of Premier and Small Business Banking, Bank of America Corporation Director Since: 2008 Age: 64

Capital One Committees:

■    Audit Committee (Chair)

■    Risk Committee

Capital One Companies:

■    Capital One Bank (USA), National Association

Additional Public Directorships (current):

■    None

Mr. Warner served in a variety of executive positions at BankBoston, FleetBoston and Bank of America from 1975 until his retirement in 2004. These positions included President of Premier and Small Business Banking, Executive Vice President of Personal Financial Services, and Vice Chairman of Regional Bank.

Throughout his banking career, Mr. Warner served in leadership roles for many of the major business lines and functional disciplines that constitute commercial banking, including leadership of retail and branch banking, consumer lending (credit cards, mortgage and home equity), student lending and small business; various corporate banking functions, including community banking and capital markets businesses, such as underwriting, trading and sales of domestic and international fixed income securities, foreign exchange and derivatives; international banking businesses in Asia, northern Latin America and Mexico; and several investment related businesses, including private banking, asset management and brokerage. He also served on the most senior management policy and governance committees at BankBoston, FleetBoston and Bank of America.

Skills and Qualifications:

Mr. Warner’s experience in a broad range of commercial, consumer, investment and international banking leadership roles, as well as his experience in corporate banking functions, customer relationships, corporate culture change management, enterprise risk management and technology, brings valuable insight to the Board of Directors in overseeing, among other matters, a broad range of matters critical to Capital One’s banking business.

Catherine G. West Former Special Advisor, Promontory Financial Group Director Since: 2013 Age: 56

Capital One Committees:

■    Audit Committee

■    Risk Committee

Capital One Companies:

■    Capital One Bank (USA), National Association

Additional Public Directorships (current):

■    None

Ms. West joined Promontory Financial Group, a financial services consulting firm, in April 2012 as a Managing Director and then served as a Special Advisor from May 2013 to October 2013, where she focused on internal administrative activities. From March 2011 to April 2012, Ms. West was the Associate Director and Chief Operating Officer of the Consumer Financial Protection Bureau (“CFPB”), a federal agency tasked with regulating U.S. consumer protection with regard to financial services and products, where she led the start-up of the agency’s infrastructure. While at the CFPB, Ms. West also played an integral part in implementing a Consumer Response unit designed to solicit views from consumers regarding their experiences with financial institutions and leveraged those views to effect policy change. She was previously the Chief Operating Officer of J.C. Penney from August 2006 to December 2006. From March 2000 to July 2006, Ms. West was an executive officer at Capital One Financial Corporation where she served in roles that included President of the U.S. Card business and Executive Vice President of U.S. Consumer Operations.

Skills and Qualifications:

Ms. West has a multifaceted background in financial services with more than 25 years of experience in financial services operations, regulatory matters, technology platform conversions, process automation and innovation, and strategy development. She has experience in leveraged buyouts, initial public offerings, and mergers and acquisitions, and has a keen understanding of both business strategy and the regulatory perspective. Ms. West provides the Board of Directors with valuable insight on these and other matters.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

  Board Leadership Structure

Our Board has carefully considered the critical issue of Board leadership and believes that the leadership structure must be considered in the context of Capital One’s specific circumstances, culture, strategic objectives and challenges. The diverse backgrounds and experiences of our directors provide the Board with broad perspectives from which to determine the leadership structure that is best for Capital One and the long-term interests of Capital One’s stockholders and other stakeholders.

We believe that our existing Board leadership structure, with Mr. Fairbank acting as Chief Executive Officer and Chair of the Board, provides the most effective governance framework and allows our Company to benefit from Mr. Fairbank’s talent, knowledge and leadership as the founder of Capital One and allows him to use the in-depth focus and perspective gained in running the Company to effectively and efficiently guide our Board. Capital One appropriately maintains strong independent and effective oversight of our business and affairs through our empowered Lead Independent Director; independent Committee Chairs; independent committees that oversee the Company’s operations, risks, performance and business strategy; experienced and committed directors; and frequent executive sessions without management in attendance.

Lead Independent Director

The selection of a strong and empowered Lead Independent Director is a critical element of our corporate governance. Upon the recommendation of the Governance and Nominating Committee, our Lead Independent Director is elected annually by the independent directors. Our Lead Independent Director is currently Ms. Hackett. Under Ms. Hackett’s leadership, the Board has developed a culture of collaboration, diligence and mutual respect that allows it to work effectively to provide the necessary oversight and effective challenge to management. The Lead Independent Director performs the following responsibilities:

Board Culture

■   Serves as liaison between the Chair of the Board and the independent directors

■   Facilitates discussion among the independent directors on key issues and concerns outside of Board meetings

■   Ensures Board discussions demonstrate effective challenge of management

■   Facilitates teamwork and communication among the independent directors

■   In the event of a crisis, calls together the independent directors to establish appropriate Board leadership responsibility

Board Leadership

■   Organizes and presides over executive sessions

■   Sets the agendas for and leads executive sessions

■   Is responsible for soliciting feedback for and engaging the CEO on executive sessions

■   Acts as a key advisor to the CEO on a wide variety of Company matters

Board Performance & Development

■   Leads the annual performance assessment of the CEO

■   Facilitates the Board’s engagement with the CEO and CEO succession planning

■   Leads the Board’s annual self-assessment and recommendations for improvement, if any

Board Meetings

■   Has authority to call meetings of the independent directors

■   Approves meeting agendas for the Board

■   Approves information sent to the Board

■   Approves meeting schedules and works with the Chair of the Board and Committee Chairs to assure that there is sufficient time for discussion of all agenda items

■   Presides at all meetings of the Board at which the Chair of the Board is not present

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Stockholder Engagement
■ If requested by larger stockholders, the Lead Independent Director ensures that he or she is available for consultation and direct communication

  Key Board Governance Practices

Executive Sessions

Executive sessions of non-management directors of the Board are led by the Lead Independent Director and are an important governance practice because they enable the Board to discuss matters, such as strategy, CEO and senior management performance and compensation, succession planning and board effectiveness without management present. Our non-management directors generally meet in executive session at each quarterly board meeting and all of the independent directors meet in executive session without management at least once annually. In 2015, the non-management directors met four times in executive session. During these executive sessions, the non-management directors or independent directors, as the case may be, have complete access to such members of the Company’s senior executive management as they may request, including the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Auditor, Chief Credit Review Officer and Chief Compliance Officer. The Lead Independent Director and/or any director may request additional executive sessions of non-management or independent directors at any time.

Annual Board and Committee Self-Assessments

Our Board annually evaluates the performance of the Board and its committees. The Board believes it is important to assess the Board and the performance of its committees, and to solicit and act upon feedback received. As part of the Board’s self-assessment process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. While the Board and each of its committees conducts a formal self-assessment annually, the Board considers its performance as well as that of its committees from time to time throughout the year and shares relevant feedback with management.

Initiation of Process	›	The Lead Independent Director develops and circulates a list of potential topics to directors for consideration in advance of the Board’s self-assessment discussion. Committee chairs follow a similar process for their respective committees.

Discussion	›	The Lead Independent Director meets with the Board to gather views and feedback. Committee Chairs lead their respective committee discussions during executive session.

Follow-Up	›	The Lead Independent Director shares a summary of the Board results with management to address any requests or enhancements in practices that may be warranted. Committee Chairs report on their respective self-assessments to the full Board.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

Topics considered during the Board and committee self-assessments include:

Board and Committee Operations	Board and Committee Performance

■  Board and committee membership, including director skills, background, expertise and diversity

■  Materials and information, including quality and quantity of information received from management

■  Access to Company executives and employees

■  Conduct of meetings, including time allocated for, and encouragement of, candid dialogue and effective challenge

■  Strategy oversight including short-term and long-term strategic objectives

■  Oversight of risk management, including risk appetites

■  Executive talent management and succession planning

■  Assessment of CEO performance

■  Setting corporate culture and “tone at the top”

■  Effectiveness of outside advisors

■  Identification of topics that warrant additional attention and discussion

■  Performance of committee duties under committee charters

Annual Assessment of the Lead Independent Director

The performance of Capital One’s Lead Independent Director is assessed annually by the Board. The Governance and Nominating Committee designates one independent member of the Board to conduct the assessment each year, which includes feedback provided by each independent director as well as by select members of senior management. The facilitator shares the input and feedback received on the performance and effectiveness of the Lead Independent Director with the Governance and Nominating Committee and, as appropriate, the Board, without the Lead Independent Director present. The independent directors of the Board take into account the results of such assessment during its annual appointment of the Lead Independent Director.

Annual Assessment of Director Nominees

On an annual basis, the Chair of the Governance and Nominating Committee conducts an individual director assessment process. This process includes candid, one-on-one discussions between the Committee Chair and each non-employee director regarding the individual performance and effectiveness of directors for re-election. With respect to the performance of the Governance and Nominating Committee Chair, another member of the Governance and Nominating Committee conducts such discussions. The Governance and Nominating Committee Chair shares the input and feedback received from such discussions with the Chair of the Board, the Governance and Nominating Committee, and ultimately the Board, as appropriate. During discussions, each director eligible for nomination leaves the meeting during the discussion of his or her candidacy. Following this assessment as well as other considerations such as related party transactions, conflicts of interest, and director independence, the Governance and Nominating Committee recommends to the Board the nomination of one or more directors for re-election by Capital One’s stockholders.

Annual Performance Assessment of the Chief Executive Officer

Under the direction of our Lead Independent Director, the independent directors of the Board annually assess the performance of Mr. Fairbank as Capital One’s CEO and Chair of the Board. The Governance and Nominating Committee is responsible for developing and overseeing the process, facilitated by the Lead Independent Director and involving all directors, for conducting the CEO’s annual performance evaluation. This process includes an in-depth discussion of performance by the independent directors in executive session during which directors consider a variety of factors to evaluate Mr. Fairbank’s performance. Such factors include feedback raised through Board discussion and self-assessment materials provided by Mr. Fairbank to the Board regarding his performance and achievements in connection with various subjective and objective metrics.

The annual CEO performance assessment is completed as part of the end-of-year compensation process. The Compensation Committee manages end-of-year compensation decisions within the context of such assessment, and the Lead Independent Director and Chair of the Compensation Committee jointly share the input and feedback of the CEO performance assessment with Mr. Fairbank in a closed session.

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SECTION II — CORPORATE GOVERNANCE AT CAPITAL ONE

The Board’s Role in Succession Planning

Under the Corporate Governance Guidelines, the Board is responsible for ensuring that a succession plan for the CEO exists. The Board of Directors has in place an effective planning process to select successors to the CEO and annually reviews the CEO succession plan. Our Board believes that the directors and the CEO should work together on succession planning and that the entire Board should be involved. Each year, as part of its succession planning process, our CEO provides the Board with recommendations on, and evaluations of, potential CEO successors. The Board reviews the senior executive team’s experience, skills, competencies and potential to assess which executives possess or have the ability to develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process, the two levels of executives below the CEO, which include all of the CEO’s direct reports, often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities.

Our Board also has established steps to address emergency CEO succession planning for an unplanned CEO succession event. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected CEO transition by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s operations and strategy. There is also available, on a continuing basis as a result of the process described above, the CEO’s recommendation as to a successor should the CEO become unexpectedly unable to serve. The Board also reviews the CEO’s successor recommendations on an annual basis.

The Board’s Role in Risk Oversight

The Board of Directors believes that effective risk management and control processes are critical to Capital One’s safety and soundness, our ability to predict and manage the challenges that Capital One and the financial services industry face and, ultimately, Capital One’s long-term corporate success.

The enterprise-wide risk management framework defines the Board’s appetite for risk taking and enables senior management to understand, manage and report on risk. The risk management framework is implemented enterprise-wide and includes all eight risk categories: strategic, legal, market, liquidity, operational, reputation, compliance and credit. Management has developed risk appetite statements with accompanying metrics which are meaningful to the organization and reflect the aggregate level and types of risk Capital One is willing to accept in order to achieve its business objectives, clarifying both risks the Company is actively taking and risks that are purposely avoided.

The Risk Committee is responsible for the oversight of enterprise risk management for the Company, and is responsible for reviewing and recommending to the Board for approval certain risk tolerances taking into account the Company’s structure, risk profile, complexity, activities, and size. Within management, enterprise risk management is generally the responsibility of the Chief Risk Officer, who has accountability for proposing risk tolerance and reporting levels related to all eight risk categories. The Chief Risk Officer is also responsible for ensuring that the Company has an overall enterprise risk framework and that it routinely assesses and reports on enterprise level risks. The Chief Risk Officer reports both to the CEO and to the Risk Committee. The Audit Committee also plays an important risk management function, and oversees elements of legal and compliance risk. Each committee of the Board oversees reputation risk matters within the scope of their respective responsibilities. Finally the Board as a whole oversees the entire enterprise risk framework for the Company, including the oversight of strategic risk.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee oversees all of our compensation policies and practices, including our incentive compensation policies and practices, to monitor that such policies and practices encourage balanced risk-taking, are compatible with effective controls and risk management and align with our business strategy. In January 2012, the Compensation Committee adopted an Incentive Compensation Governance Policy applicable to all

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Company employees that governs incentive compensation decisions and provides the framework for oversight of the design of incentive compensation programs, which it reviews and re-approves annually. In the context of setting executive compensation, the Compensation Committee assessed each of the named executive officers against one or more performance objectives specifically designed to evaluate the degree to which the executive balanced risks inherent in his or her role and also implemented additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 41.

The Compensation Committee reviews the Company’s named executive officer and other senior executive compensation programs as well as any other material incentive compensation programs. During the course of these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to applicable compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company designed to appropriately balance risk and achieve conformance with regulatory guidance. The Compensation Committee also discusses these programs with the Company’s Chief Risk Officer, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes that these compensation programs are consistent with safety and soundness and operate in a manner that appropriately balances risk.

The Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company and supported our continued compliance with the interagency guidance on sound incentive compensation practices issued by the Federal Reserve Board and other bank regulators in June 2010.

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  Board Committees

Our Board has four standing committees: Audit, Governance and Nominating, Compensation, and Risk. Each of our committees:

■	Is led by active and empowered Committee Chairs, all of whom are independent

■	Operates in accordance with a written charter (available on our website at www.capitalone.com under “About Us/Investors”), which is reviewed annually

■	Assesses its performance annually

■	Has authority to retain independent advisors, as desired

Audit Committee

Bradford H. Warner Committee Chair	Additional Committee Members: Benjamin P. Jenkins, III, Peter E. Raskind, Catherine G. West	Meetings Held in 2015: 11

Primary Responsibilities:

■  Assist our Board with the oversight of the integrity of the Company’s financial statements, including matters related to internal controls

■  Review and discuss with management their assessment of the effectiveness of the Company’s disclosure controls and procedures and whether any changes are necessary in light of such assessment

■  Review and discuss generally the policies and practices that govern the processes by which key risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis

■  Oversight of the qualifications, independence and performance of the Company’s independent auditor

■  Oversight of the appointment, compensation, retention and work of the Company’s independent auditor

■  Approves the appointment and compensation of the Company’s Chief Auditor and oversees the performance of the Chief Auditor and the internal audit function

■  Oversight of the compliance by the Company with legal and regulatory requirements

■  Performs the audit committee and fiduciary audit committee functions on behalf of our bank subsidiaries in accordance with federal banking regulations

■  Review and recommend to the Board for approval any material changes to the Company’s Code of Business Conduct and Ethics

Qualifications:

■  Each of the members of the Audit Committee is “financially literate” within the listing standards of the NYSE

■  No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One

■  The Board has identified both Mr. Raskind and Mr. Warner as “audit committee financial experts” under the applicable SEC rules based on their experience and qualifications

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Risk Committee

Peter E. Raskind Committee Chair	Additional Committee Members: Patrick W. Gross, Ann Fritz Hackett, Lewis Hay III, Benjamin P. Jenkins, III, Pierre E. Leroy, Mayo A. Shattuck III, Bradford H. Warner, Catherine G. West	Meetings Held in 2015: 8

Primary Responsibilities:

■  Assist our Board with oversight of the Company’s enterprise-wide risk management framework, including policies established by management to identify, assess, measure and manage key risks facing the Company across all of the Company’s eight risk categories: strategic, compliance, operational, reputation, legal, credit, market, and liquidity risk

■  Discuss with management the enterprise’s risk appetite and tolerance and at least annually, recommend to the Board the statement of risk appetite and tolerance to be communicated throughout the Company

■  Review and approve annually the credit review plans and policies, and any significant changes to such plans, as appropriate

■  Review and recommend to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities and size, and review management reports regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly

Governance and Nominating Committee

Ann Fritz Hackett Committee Chair	Additional Committee Members: Patrick W. Gross, Lewis Hay III, Mayo A. Shattuck III	Meetings Held in 2015: 6

Primary Responsibilities:

■  Assist our Board by identifying and recommending nominees for election to our Board and review the qualifications of potential Board members

■  Annually review and recommend committee membership

■  Lead the Company’s corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines

■  Oversight of the Board and CEO’s annual evaluation processes and periodic discussions to plan for the CEO’s succession

■  Director succession planning and recruitment of new director candidates

■  Oversight of management’s stockholder engagement program and practices

■  Evaluate stockholder proposals and other correspondence

■  Establish and oversee processes for individual director and Board assessments and oversee that Committee Chairs perform committee self-assessments

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Compensation Committee

Mayo A. Shattuck III Committee Chair	Additional Committee Members: Patrick W. Gross, Ann Fritz Hackett, Lewis Hay III, Benjamin P. Jenkins, III	Meetings Held in 2015: 5

Primary Responsibilities:

■  Recommend to the Board annually officers for election or re-election or the manner in which such officers will be chosen

■  Evaluate, approve and recommend to the independent directors the Chief Executive Officer’s compensation, including any salary, incentive awards, perquisites and termination arrangements, in light of the Committee’s assessment of his performance and anticipated contributions with respect to the Company’s strategy and objectives

■  Review, approve and recommend the salary levels, incentive awards, perquisites and termination arrangements for executive officers, other than the Chief Executive Officer, to the independent directors and the hiring or promotion of such executive officers to the Board

■  Review and approve the Company’s goals and objectives relevant to compensation, oversee the Company’s policies and programs relating to compensation and benefits available to executive officers to ensure that they align with such goals and objectives, and review relevant market data in establishing compensation and benefits programs

■  Oversee incentive compensation programs for executive officers and others who can expose the Company to material risk to ensure such programs are designed and operated in a manner that achieves balance and is consistent with safety and soundness

■  Review data and analyses to allow an assessment of whether the design and operation of incentive compensation programs is consistent with the Company’s safety and soundness as provided under applicable regulatory guidance

■  Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan and other employee benefit plans

■  Review periodically and recommend director compensation to the Board

■  Recommend the inclusion of the Compensation Discussion and Analysis in our annual proxy statement or our Annual Report on Form 10-K

The independent directors of the Board may meet concurrently with the Compensation Committee, as appropriate, to review and approve compensation for the Chief Executive Officer and other executive officers.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of Capital One’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No director who served on the Compensation Committee during 2015 is or was formerly an officer or an employee of Capital One.

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Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“F.W. Cook”), an independent executive compensation consulting firm. F.W. Cook reports to the Chair of the Compensation Committee, and its engagement may be terminated by the Compensation Committee at any time.

The Compensation Committee determines the scope and nature of F.W. Cook’s assignments. In 2015, F.W. Cook:

■	Provided to the Compensation Committee independent competitive market data and advice related to the compensation for the Chief Executive Officer, the other executive officers and the directors, including the development of a group of comparator companies for purposes of competitive analysis;

■	Reviewed for the Compensation Committee management-provided market data and recommendations on the design of compensation programs for senior executives other than the Chief Executive Officer;

■	Reviewed for the Compensation Committee Capital One’s executive compensation levels, performance and the design of incentive programs;

■	Reviewed the compensation program for Capital One’s directors and provided competitive compensation data and director compensation program recommendations to the Compensation Committee for review; and

■	Provided information to the Compensation Committee on executive and director compensation trends and analyses of the implications of such trends for Capital One.

Consultants from F.W. Cook generally attend Compensation Committee meetings and executive sessions upon the Compensation Committee Chair’s request, including meetings held jointly with the independent directors to review or approve the compensation for the Chief Executive Officer and the other executive officers and to provide an independent perspective regarding such compensation practices.

The services provided by F.W. Cook are limited in scope as described above. F.W. Cook does not provide any services to the Company or its management other than the services provided to the Compensation Committee. The Compensation Committee has considered factors relevant to F.W. Cook’s independence from management under SEC rules and has determined that F.W. Cook is independent from management.

Committee Membership Determinations

On an annual basis, the Governance and Nominating Committee assesses and considers membership for each of the Board’s regular committees. This review takes into account, among other factors, committee needs, director experience, committee succession planning and the desire to balance membership continuity with new insights.

The Chair of the Governance and Nominating Committee facilitates discussions with management, committee chairs, the Chair of the Board, and individual directors, as needed and shares that feedback with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations for committee membership and Chairs to the full Board.

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  Executive Officers

Robert M. Alexander Chief Information Officer Age: 51	Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses. Mr. Alexander became Chief Information Officer in May 2007, and in this role he is responsible for overseeing all technology activities for Capital One.

Jory A. Berson Chief Human Resources Officer Age: 45	Mr. Berson joined Capital One in July 1992. From July 1992 to June 2009, Mr. Berson held a variety of roles at Capital One, including President, Financial Services and President, U.S. Card. In June 2009, Mr. Berson became Chief Human Resources Officer, and in this role Mr. Berson is responsible for overseeing Capital One’s Human Resources strategy, recruitment efforts and development programs.

Kevin S. Borgmann Chief Risk Officer Age: 44	Mr. Borgmann joined Capital One in August 2001. Since that time he has served in a variety of roles in Capital One’s Corporate Strategy, Partnership Finance, Upmarket Acquisitions, Credit Card, Auto Finance and Risk departments, including serving as Senior Vice President with the Credit Card Division from March 2008 until September 2010, President of Capital One Auto Finance from September 2010 until October 2012 and Deputy Chief Risk Officer from October 2012 until January 31, 2013. In January 2013, Mr. Borgmann became Chief Risk Officer, and in this role he is responsible for overseeing Capital One’s credit, compliance, operational, market and liquidity, and enterprise risk management functions.

Stephen S. Crawford Chief Financial Officer Age: 51	Mr. Crawford joined Capital One in February 2013 as Chief Financial Officer Designate and served as Capital One’s Chief Financial Officer beginning May 24, 2013. Prior to joining Capital One, Mr. Crawford co-founded Centerview Partners, an investment banking and advisory firm, in 2006. Prior to that, Mr. Crawford served in various leadership roles at Morgan Stanley & Co., a financial services firm, including as the Co-President of the firm during 2005, Executive Vice President and Chief Administrative Officer from 2004 to 2005, Executive Vice President and Chief Financial Officer from 2001 to 2004, and Executive Vice President and Chief Strategic Officer from 2000 to 2001.

John G. Finneran, Jr. General Counsel and Corporate Secretary Age: 66	Mr. Finneran joined Capital One in September 1994. Since that time, he has served as General Counsel and Corporate Secretary and is responsible for managing Capital One’s legal, governmental affairs, corporate governance, regulatory relations and corporate affairs departments. He also manages Capital One’s internal audit department for administrative purposes.

Frank G. LaPrade, III Chief Enterprise Services Officer Chief of Staff to the CEO Age: 49	Mr. LaPrade joined Capital One in January 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel responsible for managing the company’s litigation, employment, intellectual property and transactional practice areas. In 2004, Mr. LaPrade became Chief of Staff to the Chief Executive Officer. In 2010, Mr. LaPrade added responsibilities as Chief Enterprise Services Officer. In that capacity, Mr. LaPrade manages Information Technology, Brand Marketing, Corporate Development, Corporate Real Estate, Digital Banking and Procurement for the company.

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Ryan M. Schneider President, Card Age: 46	Mr. Schneider joined Capital One in December 2001. From December 2001 to December 2007, Mr. Schneider held a variety of positions within Capital One including Executive Vice President, Auto Finance and Executive Vice President, US Card. Mr. Schneider became President, Card in December 2007, and in this role he is responsible for all of Capital One’s consumer and small business credit card lines of business, including those in the United States, the United Kingdom and Canada. Mr. Schneider also serves as a director of Capital One Bank (USA), National Association.

Michael C. Slocum President, Commercial Banking Age: 59	Mr. Slocum joined Capital One in August 2007. From August 2007 to September 2011, Mr. Slocum was Executive Vice President of Capital One’s Banking Business, leading the company’s Commercial Banking business including asset-based lending, leasing and private banking. Mr. Slocum became President, Commercial Banking in September 2011 and in this role he is responsible for leading multiple broad lines of business, including Commercial Real Estate, Middle Market Banking, Commercial & Specialty Finance and Treasury Services. Before joining Capital One, Mr. Slocum served in various leadership roles at Wachovia Bank (now Wells Fargo & Company), a provider of consumer and commercial financial services, including as the Regional Chief Executive Officer for Northeastern US.

Jonathan W. Witter President, Retail and Direct Banking Age: 46	Mr. Witter joined Capital One in December 2010 as an Executive Vice President in Retail Banking. From September 2011 until February 2012, Mr. Witter served as President, Retail and Small Business Banking. In February 2012, he became President, Retail and Direct Banking and in this role, he provides strategic direction and leadership for the Retail and Direct Banking organization and is responsible for more than 14,000 associates, nearly 1,000 branch and office locations, and 2,200 ATMs in California, Connecticut, Delaware, Louisiana, Maryland, Minnesota, New Jersey, New York, Texas, Virginia, Washington and Washington, D.C. In February 2012, Mr. Witter also became a director of ING Bank, fsb. Prior to joining Capital One, Mr. Witter held various positions, including executive vice president and head of general Bank Distribution at Wachovia, managing director and president of Morgan Stanley Private Bank NA, a global financial services firm, and Chief Operating Officer of Morgan Stanley’s Retail Banking Group.

Sanjiv Yajnik President, Financial Services Age: 59	Mr. Yajnik joined Capital One in July 1998. From July 1998 to June 2009, Mr. Yajnik held a number of positions within Capital One’s European credit card business, Canadian credit card business and small business services organization. Mr. Yajnik became President, Financial Services in June 2009, and in this role he is responsible for overseeing Capital One’s auto finance and home loans businesses. Mr. Yajnik also serves as a director of Capital One, National Association. Prior to joining Capital One, Mr. Yajnik held a broad range of positions, including General Manager at Circuit City Stores (USA), Market Manager at PepsiCo (Canada), and Chief Engineer at Mobil Oil (International).

Related Person Transactions

Capital One’s policies and procedures for the review, approval or ratification of related person transactions are set forth in the charter of the Governance and Nominating Committee, Capital One’s Corporate Governance Guidelines, Capital One’s Code of Conduct and internal written procedures. The charter of the Governance and Nominating Committee requires the committee to review on an annual basis any transactions involving Capital One and any of its directors, executive officers or their immediate family members and, as appropriate, to

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consider potential conflicts of interest or the appearance of potential conflicts of interest, as well as issues relating to director independence. The Governance and Nominating Committee performs this review each year based on the information provided by each director and executive officer on an annual questionnaire and through a review of Capital One’s internal systems for payments or other transactions that could indicate the presence of a related person transaction. In developing its assessment regarding related person transactions for the Board of Directors, the Governance and Nominating Committee relies upon criteria set forth in Capital One’s Corporate Governance Guidelines and its Code of Conduct to evaluate activities or relationships that may create a conflict of interest, including potential related person transactions. In addition to specific prohibitions, these criteria include the extent to which the proposed relationship would be authorized and permitted (or prohibited) by Capital One policies, as well as the potential perspective of third parties regarding such relationships.

Capital One’s Corporate Governance Guidelines and internal written procedures require that any potential conflict of interest, including related person transactions involving any of Capital One’s directors or executive officers, be reviewed by the General Counsel (in the case of a director) and by either the General Counsel or Chief Human Resources Officer (in the case of an executive officer). If the reviewer believes that such relationship could create a conflict of interest or require disclosure as a related person transaction, a second review is conducted by the disinterested members of the Governance and Nominating Committee (in the case of a director) or by the CEO (in the case of other executive officers).

From time to time in the ordinary course of its business, Capital One issues loans and provides other financial services and products to directors, executive officers and/or nominees for director, or to a director’s, executive officer’s or director nominee’s immediate family member, including persons sharing the household of such director, executive officer or director nominee (other than a tenant or employee). Such loans and other financial services and products are made in the ordinary course of business; are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and financial services and products with persons not related to the Company; and do not involve more than the normal risk of collectability or present other unfavorable features.

Mr. Leroy held a significant financial interest in a company for the first three months of 2015. Such company, through a majority owned subsidiary, receives payments from other companies that provide certain services to Capital One, which payments are based on the extent of Capital One’s business with such other companies. In the first three months of 2015, the amount of payments received by such companies that were attributable to Capital One’s business was approximately $285,000. Mr. Leroy’s relationship with such company ended in March of 2015.

  Stockholder Engagement Program

Capital One values the input and insights of its stockholders and is committed to continued engagement with investors. Our goal is to engage in a manner that is characterized by both transparency and respect, and that helps management and the Board gain useful feedback on a wide variety of topics that are important to investors, including company performance and operations, strategic direction, corporate governance, executive compensation, risk and operational oversight and Board leadership, operation and composition, among other matters. As has been true over our history as a public company, our senior management, including our CEO and CFO, routinely provide information to and receive feedback from our investors in a wide variety of formats, including in our quarterly SEC filings (which can be found at www.capitalone.com), quarterly earnings conference calls, our Annual Report and proxy statement, regular investor conferences and road-shows, and meetings with individual investors. We have a staff of professionals in our Investor Relations department who are dedicated full time to respond to questions from stockholders and other investors about the Company, its performance and other issues of investor interest.

In addition, in 2013, we formalized a program to engage proactively with the corporate governance representatives of our larger investors, to ensure that we are receiving feedback focused on important corporate governance matters and issues. Under this program, members of management, including our Investor Relations, Corporate Governance, Executive Compensation and frequently our General Counsel and CFO, meet with key governance contacts at our larger stockholders two times per year. In addition, we contact or respond to other

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stockholders to engage on specific issues that may arise either before or after our annual meeting. In 2015, discussion topics with our larger investors included Board composition and refreshment, proxy access, exclusive forum bylaws, other current governance issues, and our executive compensation program. Feedback received from these collaborative and mutually-beneficial discussions is regularly summarized and discussed with our Governance and Nominating Committee, Compensation Committee and full Board. In addition, if during any of these investor meetings, questions or concerns arise that are best addressed through a conversation with one of our Directors, management works with the stockholder to arrange for that conversation. Typically, such meetings will be attended by the Lead Independent Director, the Chair of the Compensation Committee and/or the Chair of the Governance and Nominating Committee, depending on the topics the investor wishes to discuss.

In addition, our stockholders have a variety of other channels for expressing their views, including:

Voting

■   Our stockholders have the opportunity to vote for the election of all of our directors on an annual basis using a majority voting standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs

Annual Stockholder Meeting	■ Our senior management and our directors are expected to, and do, attend the annual meeting of stockholders, where all of our stockholders are invited to attend, ask questions and express their views
Written Correspondence

■   A stockholder who would be more comfortable or who might find it more convenient to address the Board in writing can address correspondence to the Board through the Corporate Secretary (at the address provided below); the Board receives and carefully reviews any such correspondence that is related to governance, executive compensation, or other Board related matters

Special Meetings

■   In 2015 our stockholders approved management’s proposal to amend our Articles of Incorporation to allow for stockholders who represent a significant, long-term financial stake in our Company to call a special meeting of stockholders; this change gives additional means for investors to communicate with our Board and management and engage in the governance of our Company

Proxy Access

■   In 2015 the Board amended our bylaws to provide for proxy access, which permits a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s outstanding common shares of voting stock continuously for at least 3 years to nominate and include in the Company’s proxy statement a number of director candidates equal to the greater of 2 or 20% of the total Board

This wide breadth of stockholder engagement activities give our stockholders a variety of methods for communicating with management and the Board, and ensures that management and our Board understand and consider the issues that matter most to our stockholders.

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  How To Contact Us

Contact Us

Our Directors

Communicate with our directors,

including our Lead Independent

Director, Committee Chairs or

Independent Directors as a Group

Mail correspondence to:

Board of Directors / Lead Independent Director

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

	Contact Us	Investor Relations Reach out to our Investor Relations team at any time Email: Investor.relations@capitalone.com

The Corporate Secretary will review all communications sent to the Board, the Lead Independent Director, committee chairs, or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board of Directors, the independent directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Auditor. Other communications are referred to the Lead Independent Director, the Chair of the appropriate committee and/or the specified director, as applicable.

Please continue to share your thoughts or concerns with us. We value your input and your investment.

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Section III – Security Ownership

  Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the SEC, Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2015, which was 527,259,920.

Name and Address	Number of Shares of Common Stock Beneficially Owned as of December 31, 2015	Percent of Class
Dodge & Cox (1) 555 California Street, 40th Floor San Francisco, CA 94104	48,888,414	9.27%
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	32,286,662	6.12%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	29,928,319	5.68%
Capital World Investors (4) 333 South Hope Street Los Angeles, CA 90071	28,340,000	5.37%
FMR LLC (5) 245 Summer Street Boston, MA 02210	27,581,038	5.23%

(1)	Based on a Schedule 13G/A (Amendment No. 12) filed on February 12, 2016. Dodge & Cox reported sole voting power with respect to 46,133,667 shares and sole dispositive power over all shares beneficially owned.

(2)	Based on a Schedule 13G/A (Amendment No. 3) filed on January 26, 2016. BlackRock, Inc. reported sole voting power with respect to 27,660,388 shares and sole dispositive power over all shares beneficially owned.

(3)	Based on a Schedule 13G/A (Amendment No. 1) filed on February 10, 2016. The Vanguard Group reported sole voting power with respect to 986,586 shares and sole dispositive power over 28,890,538 shares.

(4)	Based on a Schedule 13G/A (Amendment No. 1) filed on February 12, 2016. Capital World Investors reported sole voting power and sole dispositive power over all shares beneficially owned.

(5)	Based on a Schedule 13G/A (Amendment No. 3) filed on February 12, 2016. FMR LLC reported sole voting power with respect to 2,381,230 shares and sole dispositive power over all shares beneficially owned.

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SECTION III – SECURITY OWNERSHIP

  Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock as of February 29, 2016, by our directors, the named executive officers in this proxy statement and all directors and executive officers as a group. All percentage calculations are based on the number of shares of common stock issued and outstanding on February 29, 2016, which was 521,325,213.

Except as otherwise indicated below, each director or executive officer had sole voting and investment power for the applicable shares of common stock shown in the table.

Name	Amount and Nature of Beneficial Ownership				Stock Settled RSUs (3)	Total (4)
	Common and Restricted Stock (1)	Stock that May Be Acquired Within 60 days (2)	Total Beneficial Ownership	Percent of Class
Richard D. Fairbank	2,147,153	5,322,407	7,469,560	1.42%	75,188	7,544,748
Stephen S. Crawford	121,305	51,584	172,889	*	73,899	246,788
Ryan M. Schneider	114,208	120,255	234,463	*	59,737	294,200
John G. Finneran, Jr.	117,653	252,832	370,485	*	46,603	417,088
Sanjiv Yajnik	94,961	171,912	266,873	*	43,873	310,746
Patrick W. Gross	7,539	83,520	91,059	*	0	91,059
Ann Fritz Hackett	20,656	69,276	89,932	*	0	89,932
Lewis Hay, III	2,728	94,521	97,249	*	0	97,249
Benjamin P. Jenkins, III	2,192	8,107	10,299	*	0	10,299
Peter Thomas Killalea	0	650	650	*	0	650
Pierre E. Leroy	4,900	45,258	50,158	*	0	50,158
Peter E. Raskind	2,000	22,116	24,116	*	0	24,116
Mayo A. Shattuck	1,589	91,197	92,786	*	0	92,786
Bradford H. Warner	14,640	72,613	87,253	*	0	87,253
Catherine G. West	0	8,107	8,107	*	0	8,107
All directors and executive officers as a group (21 persons)	2,840,817	7,402,954	10,243,771	1.94%	539,007	10,782,778

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes shares of unvested restricted stock that have voting rights but are not transferable until the end of the period of restriction.

(2)	This amount includes shares underlying stock options that are exercisable within 60 days after February 29, 2016, and restricted stock units for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board of Directors, or for Mr. Fairbank, his employment with the Company, ends.

(3)	Restricted stock units held by our officers and which are settled in equivalent number of shares of our common stock upon vesting. Represents unvested stock-settled RSUs as of February 29, 2016.

(4)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock Settled RSUs” column.

36	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION III – SECURITY OWNERSHIP

Some of the shares shown in the preceding table are either subject to restrictions or not held directly by the director or executive officer. Below is a table showing the number of shares subject to restrictions or not held directly by the director or executive officer.

Name	Restricted Stock Units For Which Delivery of Stock is Deferred	Stock Held by, or Tenant in Common With, Family Member, Trust or Partnership
Richard D. Fairbank	241,680	0
Stephen S. Crawford	0	0
Ryan M. Schneider	0	0
John G. Finneran, Jr.	0	31,683
Sanjiv Yajnik	0	0
Patrick W. Gross	37,860	0
Ann Fritz Hackett	37,860	5,006
Lewis Hay, III	37,860	1,806
Benjamin P. Jenkins, III	8,107	0
Peter Thomas Killalea	650	0
Pierre E. Leroy	36,860	0
Peter E. Raskind	11,691	0
Mayo A. Shattuck III	37,860	0
Bradford H. Warner	31,084	140
Catherine G. West	8,107	0

  Section  16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2015 each of the reporting persons complied with these filing requirements.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	37

Section IV – Director Compensation

  Director Compensation Objectives

The Board of Directors approves the compensation for non-management directors based on recommendations made by the Compensation Committee. The Board of Directors has designed the director compensation program to achieve four primary objectives:

■	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success;
■	Fairly compensate directors for the work required in a company of Capital One’s size and scope;
■	Recognize the individual roles and responsibilities of the directors; and
■	Align directors’ interests with the long-term interests of Capital One stockholders.

Management directors do not receive compensation for their service on the Board of Directors. In 2015, Mr. Fairbank was Capital One’s only management director.

  Director Compensation Procedures

The Compensation Committee reviews the compensation program for Capital One’s non-management directors on an annual basis. F.W. Cook provides competitive compensation data and program recommendations to the Compensation Committee for review. Please see the discussion under “Compensation Committee –Compensation Committee Consultant” in the “Corporate Governance at Capital One” section on page 29 for further information on the role and responsibilities of F.W. Cook. The competitive compensation data includes the compensation (cash, equity and other benefits) of non-management directors within Capital One’s peer comparator group. Please see the discussion under “Market Data” in the “Compensation Discussion and Analysis” section on page 59 for further information on the selection of the peer comparator group. The Compensation Committee considers this information, as well as F.W. Cook’s recommendations, and finalizes a proposed compensation structure. The proposed structure is then reviewed and approved by the full Board of Directors, typically in April or May of each year.

Based on their review of competitive market data and guidance from F.W. Cook in the second quarter of 2015, the Compensation Committee determined that the director compensation program described below meets the objectives listed above.

  Director Compensation Structure

On April 30, 2015, the Board of Directors approved a compensation program for Capital One’s non-management directors for the period from April 30, 2015 until Capital One’s 2016 Annual Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $90,000 as well as cash retainers for committee service and service as the Lead Independent Director detailed in the notes to the table below. Each non-management director serving on April 30, 2015 also received an annual award of restricted stock units of Capital One common stock (“RSUs”) on such date, valued at $170,028. Lastly, the Lead Independent Director cash retainer was increased from $25,000 to $30,000 in 2015. Ms. Hackett was the Lead Independent Director in 2015.

  Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan, non-management directors may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan have the opportunity to direct their individual deferrals among seventeen different investments available through the plan. Directors that elected a deferral will begin to receive their deferred income benefits in cash when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as is authorized by the Compensation Committee. Upon a change of control, Capital One will pay to each director within thirty days of the change of control a lump sum cash payment equal to such director’s account balance as of the date of the change of control. In 2015, Mr. Jenkins elected to

38	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION IV – DIRECTOR COMPENSATION

defer his cash compensation under this plan. A list of the investments available can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” on page 74.

Capital One offered non-management directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to a charitable organization of their choice. Each non-management director serving on April 30, 2015 elected to make such a charitable contribution in 2015. In addition, all directors serving on April 30, 2015 were eligible and elected to participate in a charitable contribution program available to Capital One employees under which Capital One made a contribution of $5,000 to a charitable organization of their choice.

Directors also receive reimbursements for certain board-related expenses including, among other things, external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table below.

  Stock Ownership Requirements

Capital One requires non-management directors to retain all shares underlying RSUs granted to them by Capital One until their service with the Board of Directors ends, pursuant to the terms of their respective grant agreements. The Board of Directors may grant an exception for any case where this requirement would impose a financial hardship on a director. No directors have been granted an exception to this requirement for any outstanding awards of RSUs.

  Compensation of Directors

Directors of Capital One received the following compensation in 2015:

Director Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Richard D. Fairbank (1)	—	—	—	—	—	—
Patrick W. Gross	$150,000	$170,028	—	—	$15,000	$335,028
Ann Fritz Hackett	$192,500	$170,028	—	—	$15,000	$377,528
Lewis Hay, III	$150,000	$170,028	—	—	$15,000	$335,028
Benjamin P. Jenkins, III	$150,000	$170,028	—	—	$15,000	$335,028
Pierre E. Leroy	$120,000	$170,028	—	—	$15,000	$305,028
Peter E. Raskind	$150,000	$170,028	—	—	$15,000	$335,028
Mayo A. Shattuck III	$165,000	$170,028	—	—	$15,000	$350,028
Bradford H. Warner	$150,000	$170,028	—	—	$15,000	$335,028
Catherine G. West	$135,000	$170,028	—	—	$15,000	$320,028

(1)	Management directors do not receive compensation for their service on the Board of Directors. In 2015, Mr. Fairbank was Capital One’s only management director.

(2)	Represents cash payments during 2015, which include half of the payments under the compensation program for the period from April 30, 2015, until Capital One’s 2016 Annual Meeting and half of the payments under the compensation program for the period from May 1, 2014, until Capital One’s 2015 Annual Meeting.

Compensation for committee service includes retainers for service as chairperson or as a member of a committee as described under the heading “Information About Our Current Board Committee Membership and 2015 Committee Meetings” in the “Corporate Governance at Capital One” section on page 7. Under the most recently approved compensation program, retainers are as follows:

■	Lead Independent Director Retainer: $30,000
■	Chair of the Risk Committee: $45,000
■	Chair of the Audit Committee, Compensation Committee or Governance and Nominating Committee: $30,000
■	Member of the Risk Committee (other than the chair): $30,000
■	Member of the Audit Committee, Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	39

SECTION IV – DIRECTOR COMPENSATION

(3)	Each non-management director serving on April 30, 2015, received a grant of 2,103 RSUs with a grant date fair value of $170,028 valued at $80.85 per share. All RSUs were granted under the terms of the 2004 Stock Incentive Plan and were valued at the fair market value of a share of Capital One common stock on the date of grant. The RSUs vest one year from the date of grant and delivery of the underlying shares is deferred until the director’s service with the Board of Directors ends. The following table shows the number of RSUs outstanding for each director as of December 31, 2015:

Director Name	Number of Outstanding Restricted Stock Units
Patrick W. Gross	37,860
Ann Fritz Hackett	37,860
Lewis Hay, III	37,860
Benjamin P. Jenkins, III	8,107
Pierre E. Leroy	36,860
Peter E. Raskind	11,691
Mayo A. Shattuck III	37,860
Bradford H. Warner	31,084
Catherine G. West	8,107

(4)	Prior to 2013, directors were offered the opportunity to elect to forego their cash retainers in exchange for a grant of non-qualified stock options under the 2004 Stock Incentive Plan. In 2013, the Compensation Committee determined not to include stock options as part of the director compensation program.

The following table sets forth the total number of stock options outstanding for each director as of December 31, 2015. The options expire ten years from the date of grant. Upon termination from Board service (other than by removal for cause), a director will have the remainder of the full option term to exercise the vested stock options.

Director Name	Number of Outstanding Stock Options
Patrick W. Gross	45,660
Ann Fritz Hackett	31,416
Lewis Hay, III	56,661
Benjamin P. Jenkins, III	0
Pierre E. Leroy	10,498
Peter E. Raskind	10,425
Mayo A. Shattuck III	53,337
Bradford H. Warner	41,529
Catherine G. West	0

(5)	Each non-management director serving on April 30, 2015 elected to direct contributions from Capital One in an aggregate amount of $15,000 to charitable organization(s) of his or her choice.

40	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

Section V – Compensation Discussion and Analysis

Key Topics Covered in our Compensation Discussion and Analysis:

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

   Introduction

Capital One’s executive compensation program is designed to attract, retain and motivate leaders who have the ability to foster strong business results and promote the long-term success of the Company. The Compensation Committee of the Board of Directors (“Committee”) is responsible for, among other matters, developing, approving, monitoring and managing the compensation of all of our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our Chief Executive Officer, are made by the Compensation Committee and the other independent directors. This Compensation Discussion and Analysis will review the compensation of the CEO, Richard D. Fairbank, and the following executive officers for 2015:

■	Stephen S. Crawford, Chief Financial Officer

■	Ryan M. Schneider, President, Card

■	John G. Finneran, Jr., General Counsel and Corporate Secretary

■	Sanjiv Yajnik, President, Financial Services

As used throughout this proxy statement, the “NEOs” means the four executive officers listed above, and the “named executive officers” means the CEO and the NEOs, collectively.

  Our Compensation Objectives

Capital One’s executive compensation program has four primary objectives.

Strongly link rewards with both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the named executive officers have the highest relative portion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made in February 2016 for the 2015 performance year were based on Company and individual performance, as well as on the demonstration of specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment specifically designed to evaluate the degree to which the executive balanced risks inherent in his or her role. The Chief Risk Officer compiled the assessments and the Chief Human Resources Officer reviewed the assessments, and separately the Chief Auditor compiled and reviewed the risk assessment for the Chief Risk Officer. The Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

Ensure that total compensation rewards performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short-term while making decisions that create sustained value for our stockholders over the long-term. For 2015, approximately 84% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation is deferred for a three-year period. For 2015, approximately 80% of total target compensation for the NEOs was provided through equity-based vehicles which were all at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the named executive officers with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Attract, retain and motivate top executive talent

To attract, retain and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the independent directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group.

Align our executives’ interests with those of our stockholders

The Committee and the independent directors remain committed to designing incentive compensation programs that reward individual and Company performance and that are aligned with the creation of stockholder value over the long-term. Because the majority of named executive officer compensation is delivered through deferred, equity-based vehicles that vest over multiple time horizons, the named executive officers have a significant stake in the success of the Company. In addition, we established specific stock ownership policies that the named executive officers must meet on an annual basis and stock retention provisions applicable to certain equity awards.

  Important Aspects of Our Executive Compensation Programs

The Committee believes that our named executive officer compensation programs balance risk and financial results, reward named executive officers for their achievements, promote our overall compensation objectives and encourage appropriate, but not excessive, risk-taking. The following are some of the highlights of our compensation program:

What We Do		What We Don’t Do

✓	We provide primarily long-term, equity-based compensation to our CEO and NEOs	✗	We do not provide for excise tax gross-up payments

✓	We provide our CEO with compensation consisting entirely of equity awards and deferred payouts	✗	We do not reprice stock options

✓	We pay our NEOs equity-based awards based on company and individual performance rather than cash bonuses	✗	We do not guarantee incentive awards

✓	We apply risk balancing so as not to jeopardize the safety and soundness of Capital One	✗	We do not provide compensation or awards to our NEOs on terms and conditions that are more favorable than compensation and awards granted to all other executive officers

✓	We apply performance thresholds to determine the amount of equity delivered at vesting of grants to our CEO and NEOs	✗	We do not permit our CEO and NEOs to engage in short sales, hedging transactions, or speculative trading in derivatives of our securities

✓	We reduce performance share award values at vesting if the Company does not achieve positive Adjusted ROA	✗	We do not permit our CEO and NEOs to place their Company securities in a margin account or to pledge their Company securities as collateral for a loan

✓	We have clawback provisions in our award agreements to ensure accountability	✗	Generally we do not utilize employment agreements

✓	We require a termination as well as a change of control event in order for the vesting of equity awards to accelerate (double trigger)

✓	We have an independent compensation consultant advising the Compensation Committee

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	43

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

In addition, the awards granted to our named executive officers include the following performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risks:

Performance- Based Vesting Provisions	We include performance-based vesting provisions as part of each stock option and stock-settled RSU award to the named executive officers and each cash-settled RSU award to the CEO. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance threshold is not met in any of the three years in the performance period.
Performance Share Reduction	Each performance share award to the named executive officers provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive Adjusted ROA (as defined on page 57). The total value can be reduced to zero if positive Adjusted ROA is not achieved in any of the three years in the performance period. This reduction can occur regardless of where the Adjusted ROA ranks relative to a comparator group.
Misconduct Clawback	Each incentive award to the named executive officers is subject to clawback provisions that allow the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the named executive officer committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.
Financial Restatement Clawback	Each performance share award to the named executive officers includes clawback provisions that allow the Company to recover shares under the award following a financial restatement.

See “Additional Performance Conditions and Recovery Provisions” on page 56 for more details.

All of the terms and features described above, including the performance-based vesting and clawback provisions, apply to awards granted to all executive officers and not just the named executive officers.

  2015 Company Performance

In 2015, Capital One delivered solid financial performance and distributed significant capital to our shareholders. We had industry-leading growth in our Credit Card business and continued to prudently grow our Auto and Commercial Banking businesses. We are investing in growth and technology to create value today and over the long term. We improved the quality of our franchise powering growth and increased customer advocacy. Strong earnings and disciplined capital management enabled us to increase our common stock dividend in the second quarter of 2015 and complete $2.4 billion in share repurchases in 2015. In addition, we successfully completed the acquisition of the GE Healthcare business, enhancing our capabilities and scale in commercial healthcare finance. Key financial results for 2015 included:

■	$4.05 billion in net income, or $7.07 per common share (fully diluted);

■	Pre-provision earnings of $10.4 billion;

■	Common equity Tier 1 capital ratio as calculated under the Basel III Standardized Approach of 11.1% as of December 31, 2015;

■	Strong credit risk performance, with a net charge-off rate for domestic card of 3.45% for 2015;

■	Domestic card net income of $2.2 billion;

■	Domestic card loan growth of 13.2% from the end of 2014;

■	Solid financial and operating results in the Auto business, with new loan originations of $21.2 billion; and

■	Solid loan growth of 24% in our Commercial Banking business, including the acquisition of the GE Healthcare business.

The Committee believes that the actions taken by the named executive officers throughout 2015 contributed greatly to the Company’s results and have positioned the Company well to deliver strong, sustainable financial performance over the long-term.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

  Consideration of 2015 Say on Pay Vote and Stockholder Engagement

The Committee and the Board of Directors value the input of our stockholders and strive to foster a constructive dialogue with stockholders on matters of executive compensation and corporate governance. At our 2015 Annual Meeting of Stockholders, our stockholders supported our executive compensation program by approving our non-binding advisory vote on executive compensation (“2015 Say on Pay”). Though the Committee recognized the 2015 Say on Pay vote reflected strong support for the Company’s executive compensation programs, the Committee remains committed to stockholder engagement. In 2015, we continued to strengthen our outreach to stockholders to ensure that we maintain strong lines of communication with our stockholders and that the perspectives of our stockholders are shared with the Committee and the Board of Directors. To that end, since the 2015 Annual Meeting of Stockholders, we continued direct engagement and discussions with stockholders representing approximately 50% of our outstanding shares. The Committee continues to actively oversee our stockholder engagement with respect to executive compensation matters and has considered stockholder feedback in approving year-end incentive awards for 2015 and structuring and approving the 2016 compensation programs for the named executive officers.

  Chief Executive Officer Compensation

Goals and Principles

The Committee’s top priority is to align the interests of the CEO with the interests of our stockholders by directly linking his awards with the Company’s performance and his contributions to that performance over appropriate time horizons. The Committee believes that all of the CEO’s compensation should be at-risk based on his and the Company’s performance. Each year the Committee approves the form, timing and amount of CEO compensation and makes recommendations to the independent directors for final approval. The Committee takes into account the CEO’s historical performance and how to most effectively align the CEO’s interests with the interests of our stockholders over the appropriate time horizons, support safety and soundness and appropriately balance risk. The Committee and the independent directors have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices.

CEO Compensation Components

In 2015, as in past years, the Committee granted equity awards to the CEO at the beginning of the year that are designed to provide an incentive to focus on longer term performance. The Committee also established the opportunity for the CEO to receive an additional year-end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions throughout the year. All of the CEO’s equity awards are subject to a three-year deferred vesting or payout.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	45

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes the elements of CEO compensation that the Committee approved for the 2015 performance year.

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary	Not applicable	Not applicable	Not applicable	Not applicable
Stock Options	January 2015	Incentive for Future Company Performance	3-year cliff vesting; expires in 10 years	■ Performance-based vesting provisions ■ Misconduct clawback
Performance Shares	January 2015	Incentive for Future Company Performance	Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors	■ Performance share reduction ■ Misconduct clawback ■ Financial restatement clawbacks
Stock-Settled RSUs	January 2015	Incentive for Future Company Performance	3-year cliff vesting; settles in Company stock	■ Performance-based vesting provisions ■ Misconduct clawback
Year-End Incentive Opportunity	February 2016	Reward for 2015 Company Performance	Delivered as combination of cash-settled RSUs and deferred cash bonus; payout after 3 years	■ Performance-based vesting provisions (RSUs only) ■ Misconduct Clawback

The chart below shows these elements of compensation as an approximate percentage of CEO total target compensation:

See “Additional Performance Conditions and Recovery Provisions” on page 56 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2015 performance year for the named executive officers.

2015 CEO Compensation Decisions

In January 2015, the Committee and the independent directors reviewed the compensation structure utilized since 2009 for Mr. Fairbank and determined that for 2015 the compensation program would continue to consist of equity awards granted at the beginning of the year plus an opportunity for an additional year-end incentive award based on the Company’s actual performance for 2015. In this manner, the CEO’s compensation continues to be completely at-risk based on the Company’s and Mr. Fairbank’s performance. The Committee and independent directors determined that the compensation program structured in this manner remained appropriate for Mr. Fairbank in 2015 given that the compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles.

46	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

The Committee and independent directors determined to maintain the same mix of vehicles for the 2015 CEO compensation program as was used in 2014. See “Chief Executive Officer Compensation” on page 45 for a description of the CEO 2015 compensation program. After considering various factors as described below, without giving particular weight to any specific factor, the Committee and the independent directors determined that a total target compensation amount of $17.5 million was appropriate for Mr. Fairbank’s 2015 compensation program.

When determining the structure and total target compensation amount for Mr. Fairbank’s 2015 compensation program, as well as the value for each component of the award, the Committee considered Mr. Fairbank’s and the Company’s performance during 2014 relative to the financial, operating, safety and soundness and strategic performance factors described below under “Year-End Incentive Opportunity.” In addition, the Committee and the independent directors considered the Company’s performance in 2014 relative to the peer comparator companies’ performance in 2014, the structure and amount of compensation awarded to the chief executive officers of the peer comparator companies and the structure and amount of Mr. Fairbank’s compensation awards in prior years. The Committee and the independent directors also considered the Company’s risk profile and the time horizon over which the deferred, equity-based vehicles will vest, as well as the fact that the ultimate value of Mr. Fairbank’s deferred, equity-based awards will depend on the Company and Mr. Fairbank’s performance over time.

Stock Option Award

In January 2015, Mr. Fairbank received a grant of 115,812 non-statutory stock options at an exercise price of $74.96 per share (which was the fair market value of the Company’s common stock on the date of grant). The benefits to Mr. Fairbank of the stock options are deferred, as the options cannot be exercised until February 15, 2018 and will expire ten years after the date of grant. The option grant had a grant date value of $1,750,000; however, the ultimate value Mr. Fairbank realizes, if any, is solely dependent on the long-term appreciation in the Company’s stock price. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the date of grant and the market value of the stock exceeds the exercise price at some point after the three-year vesting period when the options are exercised. The stock option award is also subject to performance-based vesting conditions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 56.

Performance Share Award

In January 2015, based on the above determination by the Committee and the independent directors, Mr. Fairbank was granted an award of performance shares under which he may receive from 0% to 150% of a target number of 116,729 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2015 through December 31, 2017. The Company’s performance will be assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Bank Index, excluding custody banks (“KBW Index”). The Committee believes that the KBW Index is an appropriate index against which to assess the Company’s performance because its members are principally lending businesses similar to the Company. Moreover, under the performance share reduction feature of this award, the number of shares issued at settlement will be reduced if the Company’s Adjusted ROA for one or more fiscal years completed during the performance period is not positive, no matter how well the Company compares to the peer group. If the Company’s Adjusted ROA is not positive in any of the three fiscal years in the performance period, Mr. Fairbank will forfeit the entire award of performance shares. Thus, although the award had a grant date value of $8,750,006, the number of shares that Mr. Fairbank ultimately receives, if any, will be solely dependent on the Company’s performance over the performance period. The performance share award also is subject to certain clawback provisions. See “Performance Share Reduction” on page 57 and “Financial Restatement Clawbacks” on page 58 for more information.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	47

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the table below.

		Relative Metric: Adjusted ROA
		≥ 75th Percentile	50th Percentile	20th Percentile	≤ 20th Percentile
Number of years with positive Adjusted ROA:	Three	150%	100%	40%	0%
	Two	125%	83%	33%	0%
	One	100%	67%	27%	0%
	None	0%	0%	0%	0%

The table above shows potential payouts based on specific Company performance results. Payouts will range between the values shown above for performance that falls between the performance results shown in the table.

Stock-Settled RSU Award

In January 2015, Mr. Fairbank also received a grant of 23,346 stock-settled RSUs. The stock-settled RSU grant had a grant date value of $1,750,016. The stock-settled RSU award vests in full on February 15, 2018 and is subject to performance-based vesting conditions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 56.

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2015 compensation award consisted of an opportunity for a year-end incentive award based on the Company’s actual performance in 2015. The award had a target value of $5,250,000, but the ultimate value of the award was determined based on the Committee’s evaluation of the Company’s performance during 2015 and Mr. Fairbank’s contributions to that performance relative to the financial, operating, safety and soundness and strategic factors shown below (which were evaluated on a qualitative and quantitative basis without any specific pre-established targets).

Financial Performance	Operating Performance	Safety and Soundness	Strategic Performance
■ Operating earnings ■ Earnings per share ■ Return on tangible capital	■ Revenue generation ■ Expense management ■ Operating effectiveness ■ Customer satisfaction	■ Capital adequacy ■ Risk management and compliance ■ Credit loss management ■ Underwriting quality ■ Balance sheet management

■   CEO leadership and performance of executive team

■   Capital management

■   Progress toward achievement of long-term strategy

■   Execution against corporate imperatives

■   Recruitment and development of world class talent

■   Disciplined investment in infrastructure

■   Corporate reputation and community engagement

■   Preservation of corporate culture and values

48	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

In February 2016, the Committee considered the Company’s performance on both a quantitative and qualitative basis, including the results described under “2015 Company Performance” on page 44. In particular, the Committee considered:

■	Capital One’s solid financial performance in 2015, particularly the industry-leading growth in Domestic Card loans of 13.2% and continued prudent growth in the Auto and Commercial Banking businesses, all while maintaining focus on resiliency and managing credit losses across the Company;

■	Management’s success in delivering $10.4 billion in pre-provision earnings, prudently managing costs while investing in growth and positioning the Company for future earnings growth;

■	Ending 2015 with a common equity Tier 1 Capital ratio of 11.1%, even with increased capital distribution and growth in the Domestic Card and other loan portfolios;

■	The Company’s capital management and return of substantial capital to stockholders in 2015, increasing the common stock dividend in the second quarter of 2015, and successfully completing $2.4 billion in share repurchases in 2015;

■	The Company’s earnings per share ($7.07) and return on average tangible common equity (12.9%), on an absolute basis and relative to the peer comparator group;

■	Total Shareholder Return over multiple periods on an absolute basis and relative to the peer comparator group. The Company’s one, three and five-year Total Shareholder Return was -10.9%, 30.9%, and 79.6%, respectively;

■	The successful execution and on-time completion of the acquisition of the GE Healthcare business;

■	The Company’s continued progress enhancing its compliance and risk management programs across the enterprise, reflecting investments in talent and infrastructure;

■	The significant progress on positioning Capital One as a digital leader, including recruiting great digital talent, building foundational infrastructure, simplifying our core systems and applications, introducing new products and features, enhancing design and data capabilities, and re-inventing processes, operations and governance designed to ensure the Company has the agility to get to market quickly and securely; and

■	The CEO’s leadership in building and maintaining Capital One’s culture, brand and reputation, with a strategic focus on products and services that build an enduring customer franchise.

The Committee also took into account peer comparator group CEO compensation levels, the different tenures of each of the peer companies’ CEOs as compared to Mr. Fairbank’s tenure as the CEO of Capital One, and the varying degrees of success those CEOs have had in leading their respective companies.

After considering all of the above factors together, in February 2016 the Committee and the independent directors approved awards for Mr. Fairbank totaling $4,462,500. The Committee and the independent directors determined to award that amount using two vehicles: (i) an award of 28,009 RSUs, which had a total grant date value of $1,785,014, and (ii) a deferred cash bonus in the amount of $2,677,500. The award of RSUs will vest in full on February 15, 2019, will settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions. The cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2019. Both the award of RSUs and the deferred cash bonus are subject to clawback provisions. The performance-based vesting provisions applicable to the RSUs and the clawback provisions applicable to both awards are described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 56.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	49

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated.

Performance Year	Cash Salary	Deferred Cash Bonus	Cash-Settled RSUs	Stock-Settled Awards	Option Awards	Total
2015	$0	$2,677,500	$1,785,014	$10,500,022	$1,750,000	$16,712,536
2014	$0	$4,410,000	$2,940,006	$10,500,022	$1,750,000	$19,600,028
2013	$0	$2,843,750	$2,843,793	$8,750,044	$4,375,012	$18,812,599

The table above is presented to show how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table on page 65 required for purposes of this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the table above:

■	The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU award granted to the CEO in February 2016 for the 2015 performance year, for example, is shown in the table above as 2015 compensation. The Summary Compensation Table reports equity-based awards only in the year in which they were granted.

■	The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

As part of the CEO compensation program, the Committee and the independent directors also approved certain other programs intended to support Mr. Fairbank’s productivity and well-being. These include:

■	Executive term life insurance with a benefit level of $5 million;

■	The ability to participate in a comprehensive voluntary annual health screening;

■	Office supplies and other maintenance for Mr. Fairbank’s home office;

■	The use of a driver who also provides for Mr. Fairbank’s personal security; and

■	The monitoring and maintenance of an electronic home security system.

Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 64.

2016 CEO Compensation Decisions

In February 2016, the Committee and the independent directors reviewed the compensation structure utilized in 2015 for Mr. Fairbank and determined that the structure for the 2016 CEO compensation program would be the same, consisting of equity awards granted at the beginning of the year plus an opportunity for an additional year-end incentive award based on the Company’s actual performance for 2016. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance. The Committee and the independent directors continue to believe that the compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles. The Committee and the independent directors determined that for Mr. Fairbank’s 2016 compensation program a total target compensation amount of $17.5 million, the same total target compensation for 2015, was appropriate.

50	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Based on this framework, in February 2016 the Committee and the independent directors granted to Mr. Fairbank the following compensation:

■	a performance share award under which he may receive from 0% to 150% of a target number of 137,298 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2016, through December 31, 2018;

■	a grant of 106,973 non-statutory stock options at an exercise price of $63.73 per share (which was the fair market value of the Company’s common stock on the grant date); and

■	a grant of 27,460 stock-settled RSUs.

The Committee also determined that Mr. Fairbank will have an opportunity to receive an award in late 2016 or early 2017. Any such award will consist of deferred cash, an equity-based award or both and will pay out or vest after a three-year deferral period. The Committee and the independent directors will have absolute discretion to determine whether to make the award, the form of the award and the value of the award relative to the target amount of $5,250,000, and will base these determinations on the Committee’s evaluation of the Company’s performance in 2016 relative to the same financial, operating, safety and soundness and strategic factors described earlier under “2015 CEO Compensation Decisions – Year-End Incentive Opportunity.” The maximum value of the award, if granted, will not exceed one and a half times the target value. The Company expects that any such award will be subject to performance-based vesting and clawback provisions similar to provisions applicable to the 2015 year-end incentive opportunity.

The terms of the performance share, stock option and stock-settled RSU awards granted to Mr. Fairbank in February 2016 are substantially similar to the terms described earlier under “2015 CEO Compensation Decisions,” including the application of performance-based vesting and clawback provisions. See “Additional Performance Conditions and Recovery Provisions” on page 56 for more details.

   NEO Compensation

Goals and Principles

As with the CEO, the Committee seeks to align the interests of the NEOs with the interests of our stockholders by directly linking compensation to performance over the appropriate time horizons while supporting safety and soundness and appropriately balancing risk. The Committee annually reviews and approves the compensation structure for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the independent directors for final approval. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities and contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In determining 2015 NEO compensation, the Committee also considered the specific factors discussed below. Final decisions regarding NEO compensation are made by the independent directors.

NEO Compensation Components

The NEOs traditionally receive a mix of cash and equity-based compensation. The NEOs do not receive cash bonuses for annual performance. Instead, following the end of the year, the Committee may grant a variety of equity-based awards based on the Committee’s evaluation of Company and individual performance during the past year. All of these equity-based awards are subject to deferred vesting over a three-year period.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	51

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

The table below summarizes the elements of compensation that the Committee approved for the 2015 performance year for the NEOs.

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary – Cash	January 2015	Overall experience, skills, performance, and knowledge	Paid in cash throughout the performance year	Not applicable
Base Salary – RSUs	January 2015	Portion of base salary delivered in RSUs	Awarded as RSUs which settle in cash on February 15 following the performance year	Not applicable
Cash Bonus	Not applicable	Not applicable	Not applicable	Not applicable
Cash-Settled RSUs	February 2016	Reward for 2015 Company Performance	3-year ratable vesting	■ Misconduct Clawback
Stock Options	February 2016	Reward for 2015 Individual Performance and Incentive for Long-Term Performance	3-year ratable vesting; expires in 10 years	■ Performance-based vesting provisions ■ Misconduct clawback
Performance Shares			Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors	■ Performance share reduction ■ Misconduct clawback ■ Financial restatement clawbacks
Stock-Settled RSUs			3-year ratable vesting	■ Performance-based vesting provisions ■ Misconduct clawback

The chart below shows these elements of compensation as an approximate percentage of NEO total target compensation:

52	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

See “Additional Performance Conditions and Recovery Provisions” on page 56 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2015 performance year for the named executive officers.

2015 NEO Compensation Decisions

The 2015 NEO compensation program approved by the Committee and the independent directors was designed to be consistent with the Company’s pay-for-performance philosophy and is generally consistent with the 2014 compensation program. Base salary remains a smaller portion of total target compensation than equity based vehicles, and cash bonuses are not included in the 2015 NEO compensation program. The Committee believes that this pay mix serves to balance stockholder interests while effectively rewarding and motivating key talent.

Based on the above framework, the Committee and the independent directors then determined the 2015 total target compensation for each NEO by considering the following factors:

■	Each NEO’s performance relative to the Company’s strategic objectives;

■	Capital One’s historical performance;

■	The role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results);

■	Appropriate internal pay differentials and the desire to foster teamwork and collaboration;

■	Historical pay levels;

■	Available role-specific market compensation data from peer comparator companies;

■	Available information on the structure of compensation packages for senior executives at peer comparator companies;

■	Market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles); and

■	The overall structure of the compensation program.

Base Salaries

For the 2015 performance year, the Committee chose to defer a significant portion of each NEO’s base salary until the end of the year. Rather than award each NEO a base salary entirely in cash, the 2015 base salary for NEOs was delivered in a mix of cash (approximately 20% of total target compensation) and RSUs that settled in cash on February 15, 2016 (approximately 15% of total target compensation). In this way, the 2015 compensation program further deferred cash compensation for each NEO and placed it at risk to the performance of the Company’s stock price for the entire performance year.

In January 2015, the Committee and the independent directors approved 2015 base salaries for the NEOs ranging from $1,640,050 to $2,716,054, which consisted of a cash portion ranging from $937,000 to $1,552,000 and a cash-settled RSU portion ranging from $703,050 to $1,164,054. Individual details for each NEO are provided in the table below showing compensation by performance year.

Year-End Incentive Awards

In addition to base salary, in February 2016 the Committee determined to award each NEO various equity-based incentive awards as a reward for Company and individual performance in 2015.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	53

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Cash-Settled RSU Awards

In February 2016, the Committee and the independent directors approved awards of cash-settled RSUs for the NEOs ranging from $703,006 to $1,164,028, representing a payout at 100% of the target award values established by the Committee in January 2015. Individual details for each NEO are provided in the table below showing compensation by performance year. The Committee and the independent directors determined that these awards were appropriate in light of the Company’s performance as described under “Year-End Incentive Opportunity” on page 48 in connection with the determinations by the Committee and the independent directors relating to the CEO’s year-end incentive awards.

Equity Incentive Awards

In February 2016, the Committee and the independent directors awarded various equity incentive awards to the NEOs for the 2015 performance year. At Capital One, equity incentive awards are linked to performance in two ways:

■	The size of the award is based on each NEO’s individual performance assessment for the year just completed; and

■	The ultimate value of the award is dependent on Capital One’s performance over time.

Equity incentive awards are designed to emphasize elements that are of particular importance to Capital One given the Company’s unique goals and continually evolving business strategies and objectives. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2015 as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed the degree to which the NEO balanced risks inherent in the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were compiled by the Chief Risk Officer and reviewed by the Chief Human Resources Officer, and separately the Chief Auditor compiled and reviewed the assessment for the Chief Risk Officer, before being presented to the Committee and the independent directors for their consideration.

The equity incentive awards consisted of stock-settled RSUs, performance share awards and stock options. The terms of the performance share awards are substantially similar to the terms of the performance share awards granted to our CEO, as described earlier under “2015 CEO Compensation Decision; Performance Share Award” and “2016 CEO Compensation Decisions.” The NEO stock options and stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date and are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” on page 56. The stock options have an exercise price of $63.73 per share, which was the fair market value of the Company’s common stock on the date of grant.

Mr. Crawford, the Company’s Chief Financial Officer, was awarded 52,651 non-statutory stock options, 30,410 stock-settled RSUs and a target amount of 18,246 performance shares with a total grant date value for all three awards of $3,962,181. The Committee and the independent directors determined to grant these awards based upon Mr. Crawford’s leadership in managing the Company’s balance sheet in 2015, particularly the Company’s capital generation and distribution. The Committee and the independent directors also considered Mr. Crawford’s continued leadership in implementing process improvements within the Company’s finance operations and across the enterprise, as well as his contributions incorporating investor perspectives into financial planning, decision making and communications and achieving several key successes in capital markets.

Mr. Schneider, President, Card, was awarded 44,709 non-statutory stock options, 25,823 stock-settled RSUs and a target amount of 15,494 performance shares with a total grant date value for all three awards of $3,364,541. The Committee and the independent directors determined to grant these awards based upon the strong performance of the Credit Card business in 2015, particularly the year-over-year growth for Domestic Card, as well as his leadership in enhancing compliance and risk management programs within the business. The Committee and the independent directors also considered Mr. Schneider’s leadership in furthering the Company’s digital agenda while enhancing the customer experience and increasing customer satisfaction.

54	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Mr. Finneran, General Counsel and Corporate Secretary, was awarded 30,246 non-statutory stock options, 19,411 stock-settled RSUs and a target amount of 11,647 performance shares with a total grant date value for all three awards of $2,474,129. The Committee and the independent directors determined to grant these awards based upon Mr. Finneran’s management of the Company’s engagement with a broad range of regulators and other stakeholders in an environment of heightened regulatory scrutiny and examination. In addition, the Committee and the independent directors considered his leadership in improving the Company’s risk management and shareholder engagement practices and his success in managing the Company’s litigation portfolio and several key transactions.

Mr. Yajnik, the Company’s President, Financial Services, was awarded 28,633 non-statutory stock options, 18,375 stock-settled RSUs and a target amount of 11,025 performance shares with a total grant date value for all three awards of $2,342,078. The Committee and the independent directors determined to grant these awards based upon the solid performance of the Auto business in 2015, including continued growth in originations, as well as his leadership managing credit risk in Auto and Home Loans. The Committee and the independent directors also considered Mr. Yajnik’s success driving well-managed process improvements across operational, staff and technology functions in both businesses.

NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

Name	Performance Year	Cash Salary	Cash Bonus	Cash-Settled RSUs (1)	Stock-Settled Awards (2)	Option Awards	Total
Stephen S. Crawford	2015	$1,552,000	$0	$2,328,082	$3,100,847	$861,334	$7,842,263
	2014	$1,530,000	$0	$2,700,130	$3,300,039	$916,676	$8,446,845
	2013	$1,326,923	$0	$2,550,531	$2,720,606	$755,714	$7,353,774
Ryan M. Schneider	2015	$1,146,000	$0	$1,720,052	$2,633,133	$731,408	$6,230,593
	2014	$1,119,000	$0	$1,975,275	$2,522,704	$700,744	$6,317,723
	2013	$1,097,000	$0	$2,057,566	$2,193,657	$609,345	$5,957,568
John G. Finneran, Jr.	2015	$990,000	$0	$1,486,032	$1,979,326	$494,803	$4,950,161
	2014	$977,000	$0	$1,723,258	$1,913,729	$478,405	$5,092,392
	2013	$957,000	$0	$1,795,055	$1,913,649	$478,413	$5,144,117
Sanjiv Yajnik	2015	$937,000	$0	$1,406,056	$1,873,662	$468,416	$4,685,134
	2014	$915,000	$0	$1,615,303	$1,794,467	$448,606	$4,773,376

(1)	For 2015, includes cash-settled restricted stock units (restricted stock unit portion of base salary granted in January 2015 and restricted stock units granted in February 2016).

(2)	For 2015, includes stock-settled restricted stock units and performance share award granted in February 2016.

This table is presented to show how the Committee views compensation actions and to which year the compensation awards relate, but it differs substantially from the Summary Compensation Table on page 65 required for purposes of this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the above table:

■	The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU, stock option, stock-settled RSU and performance share awards granted in February 2016 for the 2015 performance year, for example, are shown in the above table as 2015 compensation. The Summary Compensation Table reports equity-based awards only in the year in which they were granted.

■	The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts are not a result of current year compensation determinations and are not shown above.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	55

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being and security. These programs provide some level of personal benefit and are not generally available to all employees for 2015, and included the following:

■	Executive term life insurance with a benefit level of approximately $5 million;

■	The ability to participate in a comprehensive voluntary annual health screening;

■	An automobile lease or the use of a driver who also provides personal security; and

■	The monitoring and maintenance of an electronic home security system.

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 64.

2016 NEO Compensation Decisions

For 2016, the Committee and the independent directors approved an NEO compensation program that is substantially similar to the 2015 program. The plan consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness and encourage appropriate risk-taking.

  Additional Performance Conditions and Recovery Provisions

The awards granted to our named executive officers include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

■	Performance-based vesting provisions;

■	Performance share reduction;

■	Misconduct clawback provisions; and

■	Financial restatement clawbacks.

These terms and conditions apply to incentive awards granted to every executive officer and not just to the named executive officers.

Performance-Based Vesting Provisions

The ultimate value that our named executive officers receive from equity-based incentive awards is tied to our stock price performance over the vesting period. The Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds. The vesting of awards subject to performance-based vesting provisions is conditioned upon the Company meeting specific performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and of our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period.

Performance-based vesting provisions apply to the following awards:

■	All named executive officer stock option awards;

■	All named executive officer restricted stock and stock-settled RSUs; and

■	All CEO cash-settled RSUs.

56	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

In setting the threshold operating performance conditions, the Company took into account discussions with federal bank regulators. These performance conditions do not present any upside potential for the named executive officers’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long-term.

For awards granted since January 2014, vesting is conditioned on the Company achieving positive Core Earnings. If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one-years’ worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one-years’ worth of vesting will also be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The terms of the applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks and costs to maintain adequate levels of capital and liquidity. Because the metric is based on net income available to common stockholders, it also includes the impact of discontinued operations.

Performance Share Reduction

As described above, the performance share awards granted to the named executive officers employ Adjusted ROA as the performance metric, with the Company’s performance assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Index. Each of these performance share awards is subject to reduction in the event that the Company’s Adjusted ROA for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s Adjusted ROA compares to its peers in the KBW Index. If the Company does not achieve positive Adjusted ROA for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive Adjusted ROA for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive Adjusted ROA for any of the three years in the performance period, the named executive officers will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis.

“Adjusted ROA” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment or amortization of intangible assets to (b) the Company’s average tangible assets for the period. This metric is intended to reflect our earnings capacity by focusing on a component of our net income relative to our tangible assets.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	57

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Misconduct Clawback Provisions

Beginning with awards granted in January 2013, every incentive award granted to our executive officers, including our named executive officers, includes a clawback provision designed to provide the Committee the opportunity to recover compensation previously awarded in the event the clawback is triggered. Under these clawback provisions, the Committee will determine the amount of compensation to recover in the event that the Committee determines (i) there has been misconduct resulting in either a violation of law or of Company policy that in either case causes significant financial or reputational harm to the Company and (ii) either the executive committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks. The portions of all applicable incentive awards that are unvested at the time the Committee makes a determination to exercise the clawback provisions will be subject to recovery and at risk of complete forfeiture. In the event the Committee exercises the clawback provisions in the future, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC. This disclosure would appear in the proxy following any such determination by the Committee and would provide the aggregate amount of recovery for each event if there is more than one applicable event.

Financial Restatement Clawbacks

All performance share awards to our executive officers include a clawback that is triggered in the event of a financial restatement by the Company within three years of the vesting of the award if the executive would have been entitled to fewer shares on the vesting date as a result of the restatement. This restatement clawback is designed to recoup the shares awarded to the executive or, in the event the executive has sold or otherwise transferred the shares, the net proceeds from that sale or transfer.

  Criteria and Process for Compensation Decisions

The Committee considers a number of factors in making compensation decisions with respect to the named executive officers. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends and other relevant points of information to inform its business judgment.

Use of Outside Consultants for CEO Compensation

The Committee engages Frederic W. Cook & Co. Inc. (“F.W. Cook”) to assist in the design of the CEO compensation program. F.W. Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer comparator companies, discussing relevant market trends and context and developing recommendations on possible plan designs. Please see the discussion under “Compensation Committee – Compensation Committee Consultant” in the “Corporate Governance at Capital One” section on page 29 for additional information about F.W. Cook.

Use of Outside Consultants for NEO Compensation

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations to the Committee for the NEOs. The Human Resources department typically uses multiple surveys as sources of market compensation data. F.W. Cook also provides additional market reference points that the Committee and the independent directors use when evaluating NEO compensation. Other outside consultants provide information to the Human Resources department regarding market practices and trends and research reports and provide subject matter expertise on specific concepts and technical issues related to executive compensation. However, these outside consultants do not recommend either the form or amount of compensation that is to be paid to the NEOs. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO. The CEO then considers all of the information provided by the Human Resources department and the Chief Human Resources Officer and makes his compensation recommendations for the NEOs to the Committee and the independent directors.

58	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Management does not have a contractual arrangement with any compensation consultant to determine or recommend compensation programs for the NEOs. A consultant from F.W. Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as well as an independent perspective regarding CEO and NEO compensation practices. F.W. Cook has no other engagement with, and performs no other services for, Capital One besides the services described above.

Market Data

The Committee reviews pertinent data from a group of peer comparator companies within the financial services industry. These organizations are intended to represent the marketplace of companies with whom Capital One competes for business and for executive talent.

F.W. Cook plays a lead role in evaluating the peer comparator group on an annual basis. Each year, a consultant from F.W. Cook presents a comprehensive report to the Committee that highlights size, scope and performance information from the peer comparator companies across a variety of metrics. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial metrics:

■	Revenue

■	Assets

■	Market value

■	Net income available to common stockholders

■	U.S. deposits

■	Loans held for investment

■	Diluted earnings per share growth

■	Return on average tangible common equity

■	Adjusted ROA

■	Tier 1 common capital ratio

■	Charge-off rate

■	Ratio of stock price to tangible book value

■	Ratio of stock price to earnings

■	Total stockholder return

After reviewing this information, the Committee recommends a final peer comparator group to the independent directors for approval. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the size, scope, performance and business focus of the peer comparator companies reflect Capital One’s competitive environment. For 2015, the peer comparator group included the following companies:

American Express	Discover Financial Services	Regions Financial
Bank of America Corporation	Fifth Third Bancorp	SunTrust Banks
BB&T Corporation	J.P. Morgan Chase	U.S. Bancorp
Citigroup	PNC Financial Services	Wells Fargo & Company

For purposes of designing the 2015 compensation programs, the Committee determined to adjust the peer comparator group by removing KeyCorp and including Discover Financial Services. The Committee believes that the revised peer comparator group better reflects the competitive environment for the Company, particularly the performance and business focus of the companies in the peer comparator group and the competition for talent, and made this determination after considering, among other things, stockholder feedback as described earlier under “Consideration of 2015 Say on Pay Vote.” The Committee determined to maintain the same peer comparator group for purposes of designing the 2016 compensation programs, and approved the comparator group in July 2015. Prior to 2015, the same peer group had been used for competitive analysis when the Committee approved the 2010 through 2014 compensation programs and target award values.

Typically, compensation data from the peer comparator group is used to inform the Committee’s determination of the total compensation target values for the named executive officers. As of December 31, 2015, Capital One was positioned at or near the median of the peer comparator group in terms of total assets, revenues, net income, market value and ratio of price to tangible book value.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	59

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also considers information contained on total compensation tally sheets for the CEO and each NEO. The tally sheets summarize multiple components of current and historical compensation, as well as the potential value of post-termination arrangements. The tally sheets are just one point of information used by the Committee in the process of determining CEO and NEO compensation. They help the Committee understand the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s accumulated equity value. The tally sheets also help the Committee assess the potential downstream consequences of its decisions, such as the potential value to be received by the CEO and each NEO upon separation due to a change of control, retirement or other termination scenarios.

  Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not have any active pension plans for the CEO or the NEOs. We offer a voluntary, non-qualified deferred compensation plan that restores participating NEOs to the level of savings they would have achieved if they had not been impacted by IRS limits governing our qualified 401(k) plan. It also allows the NEOs to defer additional pre-tax compensation in order to save for retirement.

Capital One annually reviews programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs. Each of our named executive officers participated in Capital One’s Voluntary Non-Qualified Deferred Compensation Plan (“Plan”) in 2015. Details of the Plan can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” on page 74.

Employment Agreements

Capital One typically does not enter into defined term employment agreements with the named executive officers in order to maintain maximum flexibility in establishing separation terms at the appropriate time and considering their current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past.

Change of Control Agreements

Each named executive officer is a party to an agreement providing certain benefits if his employment terminates in connection with a change of control. The Committee determined that such agreements were appropriate based on their prevalence within the banking and financial services industry and given the dynamic nature of merger and acquisition activity among these institutions.

The change of control agreements define compensation and benefits payable to named executive officers in certain merger and acquisition scenarios, giving them some degree of certainty regarding their individual outcomes in these circumstances. The Committee believes these agreements allow the named executive officers to remain neutral and consider a full range of decisions that are focused on maximizing stockholder value. The change of control agreements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each named executive officer with an incentive to remain in his or her leadership role up to and beyond the transaction date. The named executive officers are only entitled to benefits under the agreements if their employment is actually terminated as a result of (or in anticipation of) certain merger and acquisition scenarios.

Both eligibility for participation and the structure of payments under these agreements are designed to be aligned with market practice in the banking and financial services industry. Our program is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. In addition, our change of control agreements for executive officers do not provide for excise tax “gross-up” payments. The program also supports our ability to attract and retain talented executives by providing them with a competitive level of benefits.

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

Projections of potential payouts to the named executive officers under these agreements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. Although the potential change of control payouts do not necessarily impact annual decisions on CEO and NEO pay, reviewing this information allows the Committee to fully understand the downstream implications of its decisions and the resulting impact to the Company and its stockholders.

Post-Employment Compensation Practices

The CEO has no employment or severance arrangement with the Company other than the change of control agreement as described above. If an NEO separates from Capital One, he or she is entitled to receive the amounts set forth in the Company’s Executive Severance Plan, which provides for a payment of up to 30% of the NEO’s current target total compensation plus partially subsidized health, dental and vision benefits through COBRA, term life continuation and outplacement services. The Committee may exercise its business judgment in approving additional amounts in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks and the NEO’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit the Company’s customers or employees. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product. For additional information, please see “Restrictive Covenants” in the “Named Executive Officer Compensation” section beginning on page 76. Upon retiring from the Company, employees are generally entitled to receive certain retiree medical benefits, including subsidized medical benefits for qualified individuals.

  Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the NEOs must own shares of Capital One stock with a fair market value of at least the following annual cash salary multiples:

Role	Salary Multiple
CEO	5X
Other NEOs and Executive Officers	3X

Given that the CEO’s compensation program does not include a base salary, his ownership requirement is based on a notional salary established by the Committee and the independent directors, which is currently $1,000,000.

Ownership requirements may be fulfilled using the following shares:

•	Shares owned without restriction;

•	Unvested restricted stock;

•	Unvested stock-settled RSUs;

•	Shares acquired through the Associate Stock Purchase Plan; and

•	Shares owned through Capital One’s 401(k) Plan.

The Committee annually reviews the guidelines and monitors the named executive officers’ compliance with them. New executive officers are given two years from the date of promotion to or appointment as an executive officer to comply with these requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The named executive officers are currently in compliance with this requirement.

In addition, the Company has stock retention requirements for certain equity awards made to the named executive officers. Each executive must hold 50% of the after-tax net shares acquired upon the vesting of

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	61

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

performance share awards, restricted stock, and stock-settled RSUs (i) during the executive’s term of employment with Capital One, or (ii) prior to the first anniversary of the executive’s separation from Capital One, for one year after the vesting of such award. These stock ownership and retention requirements apply to all of our executive officers.

Prohibition of Hedging and Speculative Trading Activities

All of Capital One’s executive officers and directors are prohibited from engaging in short sales, hedging transactions or speculative trading in derivative securities of Capital One stock and from using their Capital One stock in a margin account or pledging Capital One stock as collateral for a loan.

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards are approved by the Committee and the independent directors (or by delegated authority to the Chief Human Resources Officer for certain employees who are not executive officers) at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, restricted stock units, stock options or other equity awards outside of the annual incentive cycle. The Committee has delegated authority to the CEO to award restricted stock and to the Chief Human Resources Officer to award stock-settled and cash-settled RSUs (but not options or other equity awards) to employees who are not executive officers, subject to a maximum amount of $2 million for any employee in any one year. These awards are designed to be used for new hires and for special programs designed by management to incentivize and reward current employees of the Company. The Committee reviews all grants made by delegation at least once per year.

With respect to awards of stock options, the exercise price is always the Fair Market Value of the Company’s stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of the Company’s common stock on the date of grant.

The Company does not seek to time equity grants to take advantage of material non-public information and in no event is the grant date set to a date that is prior to the date of approval.

Tax Considerations

The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be paid or awarded in a tax-deductible manner. However, it is the Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation objectives.

With respect to the named executive officers (other than the Chief Financial Officer), Section 162(m) of the Internal Revenue Code limits the federal tax deduction for compensation paid to the executive to $1 million. Amounts in excess of $1 million are also eligible for the deduction if the compensation qualifies as “performance-based.” The Company’s 2004 Stock Incentive Plan provides for the establishment of specific performance thresholds to be tied to equity-based awards that may allow these awards to qualify as “performance-based” for the purposes of 162(m).

The following awards were granted in 2015 for the 2014 performance year to executive officers of the Company, including the named executive officers: performance share awards, RSUs (other than the RSUs representing a portion of base salary) and the deferred cash bonus to the CEO. These grants were made following a determination by the Committee and the independent directors that a performance threshold was met. Under this performance threshold, which had been established in January 2014, the CEO and NEOs would receive these awards only if the Company achieved positive Core Earnings ROA from Continuing Operations for the 2014 fiscal year. For purposes of this performance metric, Core Earnings ROA from Continuing Operations means the ratio, expressed as a percentage, of (A) the Company’s Core Earnings from Continuing Operations for the 2014 fiscal

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SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

year to (B) the Company’s average total assets for the period. Core Earnings from Continuing Operations means the Company’s net income from continuing operations, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve. The Company’s Core Earnings ROA from Continuing Operations for fiscal year 2014 was positive. Therefore, the Company expects the awards made in January 2015 (as listed above) to be tax-deductible as “performance-based” compensation.

In January 2015, the Committee and the independent directors again established a performance threshold that the Company had to meet in order for the following awards to be granted for the 2015 performance year to executive officers of the Company, including the named executive officers: performance share awards, RSUs (other than the RSUs representing a portion of base salary) and the deferred cash bonus to the CEO. Under this performance threshold, the CEO and NEOs would receive these awards only if the Company achieved positive Core Earnings ROA from Continuing Operations for the 2015 fiscal year. For purposes of this performance metric, Core Earnings ROA from Continuing Operations means the ratio, expressed as a percentage, of (A) the Company’s Core Earnings from Continuing Operations for the 2015 fiscal year to (B) the Company’s average total assets for the period. Core Earnings from Continuing Operations has the same meaning as described in the preceding paragraph. The Company’s Core Earnings ROA from Continuing Operations for fiscal year 2015 was positive. Therefore, the Company expects the awards made in February 2016 (as listed above) to be tax-deductible as “performance-based” compensation.

The Company also expects that all stock options awarded in 2015 or for the 2015 performance year to the CEO and NEOs will be deductible as “performance-based” compensation.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	63

Section VI – Named Executive Officer Compensation

The Summary Compensation Table below provides information concerning compensation for the fiscal years ended December 31, 2015, 2014 and 2013 for the named executive officers. As discussed in the “Compensation Discussion and Analysis” section beginning on page 41, our executive compensation program is heavily weighted towards equity-based and at-risk elements of compensation. Under SEC rules, equity-based compensation is reported below in the year in which it is awarded, which may not correlate to the year for which it is paid.

With respect to the compensation reported below for our Chief Executive Officer:

■	84% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, with 100% of his compensation deferred for a three-year period.

■	Amounts shown in the table below for the CEO for 2015 represent stock options, performance shares, and stock-settled RSUs granted in January 2015 and a deferred cash bonus awarded in February 2016 for 2015 performance. The CEO also was granted cash-settled RSUs in February 2016 for the 2015 performance year, which are not shown in the table below.

■	Amounts shown in the “Stock Awards” column for 2015 also include cash-settled RSUs granted to the CEO in January 2015 for the 2014 performance year.

With respect to the compensation reported below for our NEOs:

■	Base salary comprised approximately 35% of NEO total target compensation.

■	Each NEO received a portion of his or her 2015 base salary in cash that was paid throughout the year and a portion in cash-settled RSUs that were granted in January 2015 and settled in cash in February 2016. These cash-settled RSUs are included in the table below in the “Stock Awards” column for 2015.

■	Amounts shown for 2015 in the table below also include stock options, performance shares, stock-settled RSUs, and cash-settled RSUs granted in January 2015 for the 2014 performance year. The NEOs also were granted equity awards in February 2016 for the 2015 performance year, which are not shown in the table below. The NEOs were not eligible for cash bonuses for 2015.

Amounts paid to the CEO and the NEOs in 2015 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes.

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SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

Please see the footnotes to the table below for an additional explanation regarding compensation attributable to each performance year. Further information on the timing of awards under the 2015 compensation programs for the CEO and the NEOs can be found under “CEO Compensation Components” and “NEO Compensation Components” in the “Compensation Discussion and Analysis” section beginning on pages 45 and 51, respectively.

  2015 Summary Compensation Table

Name and Principal Position	Year	Salary (3)	Bonus (4)	Stock Awards (5)	Option Awards (6)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total
Richard D. Fairbank (1) Chair, CEO and President	2015	$0	$2,677,500	$13,440,028	$1,750,000	$3,357	$144,289	$18,015,174
	2014	$0	$4,410,000	$13,343,815	$1,750,000	$3,195	$129,464	$19,636,474
	2013	$0	$2,843,750	$10,937,569	$4,375,012	$2,177	$166,017	$18,324,525
Stephen S. Crawford (2) Chief Financial Officer	2015	$1,549,462	$0	$6,039,153	$916,676	—	$272,031	$8,777,322
	2014	$1,526,538	$0	$5,376,001	$755,714	—	$282,002	$7,940,255
	2013	$1,326,923	$0	$10,832,068	$0	—	$228,225	$12,387,216
Ryan M. Schneider (2) President, Card	2015	$1,142,885	$0	$4,534,930	$700,744	—	$227,635	$6,606,194
	2014	$1,116,462	$0	$4,251,285	$609,345	—	$212,210	$6,189,302
	2013	$1,093,308	$0	$3,405,670	$473,342	—	$209,084	$5,181,404
John G. Finneran, Jr. (2) General Counsel and Corporate Secretary	2015	$988,500	$0	$3,661,947	$478,405	$785	$199,231	$5,328,868
	2014	$974,692	$0	$3,708,724	$478,413	$842	$200,481	$5,363,152
	2013	$953,769	$0	$3,342,536	$464,511	$293	$208,963	$4,970,072
Sanjiv Yajnik (2) President, Financial Services	2015	$934,462	$0	$3,439,765	$448,606	—	$219,681	$5,042,514
	2014	$912,923	$0	$3,477,040	$448,616	—	$191,306	$5,029,885

(1)	Mr. Fairbank’s compensation for 2015 consisted of stock options, performance shares, stock-settled RSUs, and a year-end incentive opportunity (payable in deferred cash bonus and cash-settled RSUs), in addition to certain perquisites. Mr. Fairbank received a portion of his total compensation for 2015 in January 2015 (stock options, performance shares, and stock-settled RSUs), which is reflected in the table above for 2015. Mr. Fairbank received the rest of his compensation for 2015 in February 2016 (the year-end incentive opportunity delivered partially in cash-settled RSUs and the remainder in deferred cash bonus). The portion of the year-end incentive opportunity delivered as deferred cash bonus to Mr. Fairbank in February 2016 is included in the table above, while the portion delivered as cash-settled RSUs is not. His compensation for 2014 included cash-settled RSUs granted in January 2015 (a portion of his 2014 year-end incentive opportunity), which are included in the table above for 2015. See “CEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section on page 50 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(2)	NEO compensation for 2015 consisted of cash base salary, stock options, performance shares and three grants of RSUs (one representing a portion of base salary which settles in cash), in addition to certain perquisites. The cash-settled RSUs attributable to base salary are included in the table above for 2015, however the other equity-based awards for 2015 performance were granted in February 2016 and are not included in the table above. The stock options, performance shares, stock-settled RSUs and cash-settled RSUs granted in January 2015 for 2014 performance are included in the table above for 2015. See “NEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section on page 55 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(3)	The amounts shown in this column represent the cash portion of base salary for NEOs. The remaining portion of base salary for 2015 was delivered in cash-settled RSUs, as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 53, and is included in the “Stock Awards” column in the table above.

(4)	The amount shown in this column for 2015 reflects Mr. Fairbank’s deferred cash bonus for 2015 performance awarded in February 2016 as described under “Year-End Incentive Opportunity” in the “Compensation Discussion and Analysis” section on page 48.

(5)	The amounts shown in this column for 2015 represent the grant date fair value of performance shares, stock-settled RSUs and cash-settled RSUs granted to the named executive officers in 2015, calculated in accordance with FASB ASC Topic 718. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. For additional information, including performance share awards at maximum performance on a per executive basis, refer to footnote 3 to the Grants of Plan-Based Awards Table below.

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SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(6)	The amounts shown in this column for 2015 represent the grant date fair value of stock options granted to the named executive officers in 2015, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions of these awards, refer to footnote 4 to the Grants of Plan-Based Awards Table below.

(7)	The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Messrs. Fairbank and Finneran under the Cash Balance Pension Plan and the Excess Cash Balance Plan. The interest crediting rate for the Cash Balance Pension Plan changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the Wall Street Journal Prime Rate.

(8)	All other compensation consists of the following on a per executive basis:

Named Executive Officer	Auto (a)	Travel and Aircraft	Health Screening	Driver and Security	Company Contributions to Defined Contribution Plans (b)	Insurance (c)	Other (d)
Richard D. Fairbank	$2,089	$0	$1,834	$90,631(e)	$0	$19,140	$30,595
Stephen S. Crawford	$13,279	$0	$250	$0	$244,605	$8,640	$5,257
Ryan M. Schneider	$21,602	$0	$5,745	$4,801(f)	$184,074	$6,000	$5,413
John G. Finneran, Jr.	$2,933	$0	$1,900	$5,421(f)	$160,425	$23,340	$5,212
Sanjiv Yajnik	$26,344	$0	$2,798	$20,077(f)	$152,475	$12,480	$5,507

(a)	Represents the value attributable to personal use of Company-provided automobile benefits. The cost of automobile benefits is determined on an annual basis and includes, as applicable, annual car lease, automobile service fees, and other related miscellaneous expenses (such as fuel and maintenance).

(b)	Represents Company contributions under qualified and non-qualified deferred compensation programs and other supplemental executive retirement benefits.

(c)	Represents life insurance premiums paid on behalf of the executives.

(d)	Represents contributions made by Capital One to charitable organizations chosen by the NEOs ($5,000) and by the CEO ($30,000) and incidental expenses incurred in connection with corporate events.

(e)	Represents costs attributable to personal use of a driver who also provides for Mr. Fairbank’s personal security ($72,297) and aggregate cost to the Company for home security services ($18,334) for Mr. Fairbank. The percent of personal use of the automobile is tracked throughout the calendar year and then applied to the full expense amount for personal security.

(f)	Represents aggregate cost to the Company for home security services.

  2015 Grants of Plan-Based Awards

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2015 including stock options, performance shares, cash-settled RSUs and stock-settled RSUs.

The columns reporting “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards” and “All Other Option Awards” relate to Capital One’s equity-based incentive awards to the named executive officers.

For the CEO in 2015, the awards are comprised of stock options, performance shares, and stock-settled RSUs granted in January 2015 as part of the CEO’s 2015 compensation program and cash-settled RSUs granted in January 2015 for 2014 performance.

■	The stock options become exercisable on February 15, 2018 and expire in ten years.

■	The performance shares will be issued based on the Company’s Adjusted ROA over the three-year period from January 1, 2015 through December 31, 2017, relative to the KBW Bank Sector index, excluding custody banks. The total value delivered at vesting will be reduced if for any of the years in the three-year performance period the Company does not achieve positive Adjusted ROA, regardless of how well the Company compares to its peers in the KBW Bank Sector index over the performance period. See “2015 CEO Compensation Decisions” in the “Compensation Discussion and Analysis” section beginning on page 46 for more details on the performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to the Company’s other stockholders and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Compensation Committee.

■	The cash-settled RSUs and stock-settled RSUs vest in full on February 15, 2018. The cash-settled RSUs settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are accrued on the cash-settled and stock-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

66	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

For the NEOs in 2015, the awards are comprised of stock options, performance shares, cash-settled RSUs, and stock-settled RSUs granted in January 2015 for the 2014 performance year and cash-settled RSUs granted in January 2015 as a portion of 2015 base salary (as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 53).

■	The stock options become exercisable in three equal annual installments, beginning on February 15 of the year after the date of grant, and expire in ten years.

■	The terms of the performance shares for the NEOs are substantially the same as the terms of the CEO’s performance shares described above. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid to the Company’s other stockholders and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Compensation Committee.

■	The stock-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant. Dividend equivalents are accrued on the stock-settled RSUs at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

■	The cash-settled RSUs representing a portion of base salary vested in full on January 1, 2016 and settled in cash on February 15, 2016 (“Payment Date”) based on the average closing price of the Company’s common stock for the 15 trading days preceding the payment date. The other cash-settled RSUs vest in three equal annual installments beginning on February 15 of the year after the date of grant and settle in cash based on the average closing price of the Company’s common stock for the 15 trading days preceding the vesting date. Dividend equivalents are paid on the cash-settled RSUs at the same rate and at approximately the same time as dividends are paid to the Company’s other stockholders.

Each award of stock-settled RSUs (as well as cash-settled RSUs for the CEO) and stock options reported below is also subject to performance-based vesting provisions tied to core earnings that will reduce the total number of shares delivered at vesting if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” in the “Compensation Discussion and Analysis” section beginning on page 56 for more details on the performance-based vesting provisions.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	67

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

  2015 Grants of Plan-Based Awards Table

Name and Principal Position	Award Type	Date of Grant (1)	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Target	Maximum
Richard D. Fairbank Chair, CEO and President	Performance Shares (3)	01/29/2015	116,729	175,094	—	—	—	$8,750,006
	Stock Options (4)	01/29/2015	—	—	—	115,812	$74.96	$1,750,000
	Cash-Settled RSUs (5)	01/29/2015	—	—	39,221	—	—	$2,940,006
	Stock-Settled RSUs (6)	01/29/2015	—	—	23,346	—	—	$1,750,016
Stephen S. Crawford Chief Financial Officer	Performance Shares (3)	01/29/2015	16,509	24,764	—	—	—	$1,237,515
	Stock Options (4)	01/29/2015	—	—	—	60,664	$74.96	$916,676
	Cash-Settled RSUs	01/29/2015	—	—	21,012	—	—	$1,575,060
	Cash-Settled RSUs (7)	01/29/2015	—	—	15,529	—	—	$1,164,054
	Stock-Settled RSUs	01/29/2015	—	—	27,515	—	—	$2,062,524
Ryan M. Schneider President, Card	Performance Shares (3)	01/29/2015	12,620	18,930	—	—	—	$945,995
	Stock Options (4)	01/29/2015	—	—	—	46,374	$74.96	$700,744
	Cash-Settled RSUs	01/29/2015	—	—	15,371	—	—	$1,152,210
	Cash-Settled RSUs (7)	01/29/2015	—	—	11,473	—	—	$860,016
	Stock-Settled RSUs	01/29/2015	—	—	21,034	—	—	$1,576,709
John G. Finneran, Jr. General Counsel and Corporate Secretary	Performance Shares (3)	01/29/2015	9,574	14,361	—	—	—	$717,667
	Stock Options (4)	01/29/2015	—	—	—	31,660	$74.96	$478,405
	Cash-Settled RSUs	01/29/2015	—	—	13,410	—	—	$1,005,214
	Cash-Settled RSUs (7)	01/29/2015	—	—	9,912	—	—	$743,004
	Stock-Settled RSUs	01/29/2015	—	—	15,956	—	—	$1,196,062
Sanjiv Yajnik President, Financial Services	Performance Shares (3)	01/29/2015	8,977	13,466	—	—	—	$672,916
	Stock Options (4)	01/29/2015	—	—	—	29,688	$74.96	$448,606
	Cash-Settled RSUs	01/29/2015	—	—	12,570	—	—	$942,247
	Cash-Settled RSUs (7)	01/29/2015	—	—	9,379	—	—	$703,050
	Stock-Settled RSUs	01/29/2015	—	—	14,962	—	—	$1,121,552

(1)	Date on which awards were approved by the Compensation Committee and independent directors and granted to the individuals.

(2)	Equal to the fair market value of a share of Capital One’s common stock on the date of grant determined on the basis of the closing price as reported by the NYSE Composite Transaction Tape.

(3)	The grant date fair values for the performance shares if the maximum level of performance is achieved are as follows: $13,125,046 for Mr. Fairbank, $1,856,309 for Mr. Crawford, $1,418,993 for Mr. Schneider, $1,076,501 for Mr. Finneran, and $1,009,411 for Mr. Yajnik.

(4)	The grant date fair value for each option awarded on January 29, 2015, was calculated using the Black-Scholes method and was based on the following assumptions:

Volatility	Risk-Free Interest Rate	Dividend Yield	Expected Life
23.53%	1.55%	1.82%	6.3 Years

(5)	Grant of cash-settled RSUs representing a portion of Mr. Fairbank’s 2014 year-end incentive opportunity.

(6)	Grant of stock-settled RSUs representing 10% of the CEO’s 2015 total target compensation.

(7)	Grant of cash-settled RSUs representing a portion of base salary for 2015.

68	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

  2015 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Richard D. Fairbank Chair, CEO and President	0	$0	553,430	$42,800,395
Stephen S. Crawford Chief Financial Officer	0	$0	66,317	$5,044,164
Ryan M. Schneider President, Card	127,928	$4,121,388	90,991	$7,022,647
John G. Finneran, Jr. General Counsel and Corporate Secretary	271,300	$5,948,114	85,987	$6,637,669
Sanjiv Yajnik President, Financial Services	0	$0	78,711	$6,075,747

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)	The value realized for awards other than certain cash-settled RSUs and performance shares is the number of shares multiplied by the closing price of the Company’s common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For performance shares, the value also reflects the accrued dividends paid out as additional shares on the date the performance share award results are certified by the Compensation Committee. Except for cash-settled RSUs that were vested and released in connection with tax withholding on January 29, 2015, the value realized for all other cash-settled RSUs and amount paid is the number of shares multiplied by the closing price of the Company’s common stock for the 20 trading days preceding the vesting date for grants made prior to 2014 and 15 trading days preceding the vesting date for grants made in 2014, in accordance with the terms of the applicable awards. The value included in the table above that was realized from cash-settled RSUs was as follows: $12,063,607 for Mr. Fairbank, $1,793,630 for Mr. Crawford, $2,478,183 for Mr. Schneider, $2,205,974 for Mr. Finneran, and $2,042,115 for Mr. Yajnik.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	69

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

  2015 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards (1), (2)				Stock Awards (2)
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (3)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (4)
Richard D. Fairbank Chair, CEO and President					165,305(6)	$11,931,715	593,102(7)	$42,810,066
	594,851(5)	0	$76.45	12/10/2016
	1,661,780(5)	0	$50.99	12/09/2017
	970,403(5)	0	$18.28	01/28/2019
	559,333(5)	0	$36.55	01/26/2020
	608,366(5)	0	$48.28	01/25/2021
	360,009(5)	0	$45.75	01/30/2022
	0	325,985(5)	$56.32	01/30/2023
	0	108,944(5)	$70.96	01/29/2024
	0	115,812(5)	$74.96	01/28/2025
Stephen S. Crawford Chief Financial Officer					197,551(9)	$14,259,231	46,331(7)	$3,344,135
	15,681(8)	31,365(8)	$70.96	01/29/2024
	0	60,664(8)	$74.96	01/28/2025
Ryan M. Schneider President, Card					82,882(10)	$5,982,423	53,339(7)	$3,849,973
	17,890(8)	0	$88.81	03/02/2016
	26,250(8)	0	$76.79	03/01/2017
	100(8)	0	$48.95	02/20/2018
	23,512(8)	11,757(8)	$56.32	01/30/2023
	12,644(8)	25,290(8)	$70.96	01/29/2024
	0	46,374(8)	$74.96	01/28/2025
John G. Finneran, Jr. General Counsel and Corporate Secretary					71,179(10)	$5,137,700	48,089(7)	$3,471,028
	88,510(8)	0	$76.79	03/01/2017
	56,624(8)	0	$48.28	01/25/2021
	42,679(8)	0	$45.75	01/30/2022
	23,073(8)	11,538(8)	$56.32	01/30/2023
	9,927(8)	19,856(8)	$70.96	01/29/2024
	0	31,660(8)	$74.96	01/28/2025
Sanjiv Yajnik President, Financial Services					66,908(10)	$4,829,419	45,089(7)	$3,254,488
	11,670(8)	0	$88.81	03/02/2016
	23,560(8)	0	$76.79	03/01/2017
	37,204(8)	0	$48.28	01/25/2021
	38,515(8)	0(8)	$45.75	01/30/2022
	21,633(8)	10,817(8)	$56.32	01/30/2023
	9,309(8)	18,619(8)	$70.96	01/29/2024
	0	29,688(8)	$74.96	01/28/2025

(1)	Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or, beginning with awards granted in 2015, termination by Capital One without cause or by the individual for “good reason” within two years following (or in anticipation of) a change of control of Capital One. Certain stock options, as noted in the footnotes below, are also subject to performance-based vesting requirements. They are transferable only to or for the benefit of immediate family members. For the treatment of stock options after the optionee’s retirement, see “Payments upon Retirement” in the “Potential Payments Upon Termination or Change of Control” section on page 78 for details.

70	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(2)	The following table details vesting dates for all outstanding equity awards; the date listed as the vesting date for performance shares is the date by which the Compensation Committee must certify the performance of the Company over the applicable performance period.

			First Vesting		Second Vesting		Third Vesting		Fourth Vesting		Fifth Vesting
Name	Grant Date	Grant Type	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares
Richard D. Fairbank	12/11/2006	Option Award	12/11/2011	594,851
	12/10/2007	Option Award	12/10/2010	1,661,780
	1/29/2009	Option Award	1/29/2012	970,403
	1/27/2010	Option Award	1/27/2013	559,333
	1/26/2011	Option Award	1/26/2014	608,366
	1/31/2012	Option Award	2/10/2015	360,009
	1/31/2013	Option Award	2/10/2016	325,985
	1/31/2013	Performance Share Award	3/15/2016	155,363
	1/31/2013	Restricted Stock Unit Award	2/10/2016	38,841
	1/30/2014	Option Award	2/15/2017	108,944
	1/30/2014	Performance Share Award	3/15/2017	123,309
	1/30/2014	Restricted Stock Unit Award	1/29/2015*	561	2/15/2017	39,515
	1/30/2014	Restricted Stock Unit Award	1/29/2015*	280	2/15/2017	24,382
	1/29/2015	Option Award	2/15/2018	115,812
	1/29/2015	Performance Share Award	3/15/2018	116,729
	1/29/2015	Restricted Stock Unit Award	2/15/2018	39,221
	1/29/2015	Restricted Stock Unit Award	2/15/2018	23,346
Stephen S. Crawford	2/4/2013	Restricted Stock Award	2/4/2014	34,800	2/4/2015	34,800	2/4/2016	34,800	2/4/2017	34,800	2/4/2018	34,800
	1/30/2014	Option Award	2/15/2015	15,681	2/15/2016	15,682	2/15/2017	15,683
	1/30/2014	Performance Share Award	3/15/2017	14,378
	1/30/2014	Restricted Stock Unit Award	1/30/2014	771	2/15/2015	6,932	2/15/2016	6,932	2/15/2017	6,931
	1/30/2014	Restricted Stock Unit Award	2/15/2015	7,988	2/15/2016	7,987	2/15/2017	7,987
	1/29/2015	Option Award	2/15/2016	20,221	2/15/2017	20,221	2/15/2018	20,222
	1/29/2015	Performance Share Award	3/15/2018	16,509
	1/29/2015	Restricted Stock Unit Award	1/29/2015	742	2/15/2016	6,757	2/15/2017	6,757	2/15/2018	6,756
	1/29/2015	Restricted Stock Unit Award	1/1/2016	15,529
	1/29/2015	Restricted Stock Unit Award	2/15/2016	9,172	2/15/2017	9,172	2/15/2018	9,171
Ryan M. Schneider	3/3/2006	Option Award	3/3/2007	5,957	3/3/2008	5,957	3/3/2009	5,976
	3/2/2007	Option Award	3/2/2008	8,749	3/2/2009	8,750	3/2/2010	8,751
	2/21/2008	Option Award	2/21/2009	21,233	2/21/2010	21,233	2/21/2011	21,234
	1/31/2013	Option Award	2/10/2014	11,756	2/10/2015	11,756	2/10/2016	11,757
	1/31/2013	Performance Share Award	3/15/2016	11,346
	1/31/2013	Restricted Stock Award	2/10/2014	6,304	2/10/2015	6,303	2/10/2016	6,303
	1/31/2013	Restricted Stock Unit Award	2/10/2014	5,200	2/10/2015	5,200	2/10/2016	5,201
	1/30/2014	Option Award	2/15/2015	12,644	2/15/2016	12,645	2/15/2017	12,645
	1/30/2014	Performance Share Award	3/15/2017	11,593
	1/30/2014	Restricted Stock Unit Award	1/30/2014	620	2/15/2015	5,593	2/15/2016	5,593	2/15/2017	5,592
	1/30/2014	Restricted Stock Unit Award	2/15/2015	6,441	2/15/2016	6,440	2/15/2017	6,440
	1/29/2015	Option Award	2/15/2016	15,457	2/15/2017	15,458	2/15/2018	15,459
	1/29/2015	Performance Share Award	3/15/2018	12,620

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	71

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

			First Vesting		Second Vesting		Third Vesting		Fourth Vesting		Fifth Vesting
Name	Grant Date	Grant Type	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares
	1/29/2015	Restricted Stock Unit Award	1/29/2015	565	2/15/2016	4,936	2/15/2017	4,935	2/15/2018	4,935
	1/29/2015	Restricted Stock Unit Award	1/1/2016	11,473
	1/29/2015	Restricted Stock Unit Award	2/15/2016	7,012	2/15/2017	7,011	2/15/2018	7,011
John G. Finneran, Jr.	3/2/2007	Option Award	3/2/2008	29,503	3/2/2009	29,503	3/2/2010	29,504
	1/26/2011	Option Award	1/26/2012	18,874	1/26/2013	18,874	1/26/2014	18,876
	1/31/2012	Option Award	2/10/2013	14,226	2/10/2014	14,226	2/10/2015	14,227
	1/31/2013	Option Award	2/10/2014	11,536	2/10/2015	11,537	2/10/2016	11,538
	1/31/2013	Performance Share Award	3/15/2016	12,372
	1/31/2013	Restricted Stock Award	2/10/2014	6,873	2/10/2015	6,872	2/10/2016	6,874
	1/31/2013	Restricted Stock Unit Award	2/10/2014	4,536	2/10/2015	4,536	2/10/2016	4,537
	1/30/2014	Option Award	2/15/2015	9,927	2/15/2016	9,928	2/15/2017	9,928
	1/30/2014	Performance Share Award	3/15/2017	10,113
	1/30/2014	Restricted Stock Unit Award	1/30/2014	541	2/15/2015	4,879	2/15/2016	4,879	2/15/2017	4,879
	1/30/2014	Restricted Stock Unit Award	2/15/2015	5,619	2/15/2016	5,618	2/15/2017	5,618
	1/29/2015	Option Award	2/15/2016	10,553	2/15/2017	10,553	2/15/2018	10,554
	1/29/2015	Performance Share Award	3/15/2018	9,574
	1/29/2015	Restricted Stock Unit Award	1/29/2015	504	2/15/2016	4,302	2/15/2017	4,302	2/15/2018	4,302
	1/29/2015	Restricted Stock Unit Award	1/1/2016	9,912
	1/29/2015	Restricted Stock Unit Award	2/15/2016	5,319	2/15/2017	5,319	2/15/2018	5,318
Sanjiv Yajnik	3/3/2006	Option Award	3/3/2007	3,886	3/3/2008	3,886	3/3/2009	3,898
	3/2/2007	Option Award	3/2/2008	7,853	3/2/2009	7,853	3/2/2010	7,854
	1/26/2011	Option Award	1/26/2012	18,601	1/26/2013	18,601	1/26/2014	18,603
	1/31/2012	Option Award	2/10/2013	12,838	2/10/2014	12,838	2/10/2015	12,839
	1/31/2013	Option Award	2/10/2014	10,816	2/10/2015	10,817	2/10/2016	10,817
	1/31/2013	Performance Share Award	3/15/2016	11,599
	1/31/2013	Restricted Stock Award	2/10/2014	6,444	2/10/2015	6,443	2/10/2016	6,445
	1/31/2013	Restricted Stock Unit Award	2/10/2014	4,252	2/10/2015	4,253	2/10/2016	4,254
	1/30/2014	Option Award	2/15/2015	9,309	2/15/2016	9,309	2/15/2017	9,310
	1/30/2014	Performance Share Award	3/15/2017	9,483
	1/30/2014	Restricted Stock Unit Award	1/30/2014	447	2/15/2015	4,594	2/15/2016	4,593	2/15/2017	4,593
	1/30/2014	Restricted Stock Unit Award	2/15/2015	5,269	2/15/2016	5,268	2/15/2017	5,268
	1/29/2015	Option Award	2/15/2016	9,895	2/15/2017	9,896	2/15/2018	9,897
	1/29/2015	Performance Share Award	3/15/2018	8,977
	1/29/2015	Restricted Stock Unit Award	1/29/2015	424	2/15/2016	4,049	2/15/2017	4,049	2/15/2018	4,048
	1/29/2015	Restricted Stock Unit Award	1/1/2016	9,379
	1/29/2015	Restricted Stock Unit Award	2/15/2016	4,988	2/15/2017	4,987	2/15/2018	4,987

*	Represents a portion of the award which vested following the anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive.

(3)	For stock options granted before April 23, 2009, the exercise price is equal to the fair market value of common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the NYSE Composite Transaction Tape. For stock options granted on or after April 23, 2009, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

72	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(4)	Market value based on the closing price of a share of Capital One’s common stock on the last trading day of 2015 as reported by the NYSE Composite Transaction Tape.

(5)	Stock options granted to the CEO prior to 2013 are fully vested. Stock options granted to the CEO in 2013 vest in full on February 10, 2016 (subject to performance-based vesting provisions), and the grants made in 2014 and 2015 vests in full on February 15 after the third anniversary of the date of grant (subject to performance-based vesting provisions). See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 56 for details.

(6)	For grants awarded to Mr. Fairbank prior to 2014, vest in full on February 10 after the third anniversary of the date of grant. For grants awarded January 1, 2014 and after, a portion of the award is subject to vest following the first and second anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive; the remaining shares vest in full on February 15 after the third anniversary of the date of grant. The cash and stock-settled RSU awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 56 for details).

(7)	Represents the maximum number of shares the executive may receive under the performance share awards granted on January 30, 2014 and January 29, 2015, and the actual shares awarded (including accrued dividends paid out as additional shares) for the January 31, 2013 performance share awards, which were issued on March 8, 2016 with the following issuance date values: $16,891,141 for Mr. Fairbank; $1,233,573 for Mr. Schneider; $1,345,144 for Mr. Finneran; and $1,261,106 for Mr. Yajnik. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period. For the grants made in 2014 and 2015, the actual number of performance shares awarded may range from 0% to 150% of target and the value reported excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that actually vest.

(8)	Stock options granted to the NEOs prior to 2012 are fully vested. Stock options granted to the NEOs in 2013 vest 33% annually beginning on February 10 after the first anniversary of the date of grant (subject to performance-based vesting provisions), and grants made in 2014 and 2015 vest 33% annually beginning on February 15 after the first anniversary of the date of grant (subject to performance-based vesting provisions). See “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 56 for details.

(9)	For Mr. Crawford’s award granted prior to 2014, vests 20% annually beginning on the first anniversary of the date of grant. For the awards granted after January 1, 2014, vest 33% annually beginning on February 15 after the first anniversary of the date of grant, except for the cash-settled RSUs representing a portion of 2015 base salary which vested in full on January 1, 2016, and were paid February 15, 2016. For the cash-settled RSUs granted on January 30, 2014 that vest 33% annually, a portion of the award vested on the grant date in connection with required tax-related withholdings made by the Company on behalf of the individuals. The stock-settled RSU awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 56 for details).

(10)	For awards granted prior to 2014, vest 33% annually beginning on February 10 after the first anniversary of the date of grant. For awards granted after January 1, 2014, vest 33% annually beginning on February 15 after the first anniversary of the date of grant, except for the cash-settled RSUs representing a portion of 2015 base salary which vested in full on January 1, 2016, and were paid February 15, 2016. For the cash-settled RSUs granted on January 30, 2014 that vest 33% annually, a portion of the award vested on the grant date in connection with required tax-related withholdings made by the Company on behalf of the individuals. Restricted stock grants and stock-settled RSU awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 56 for details).

  Pension Benefits

Capital One Programs

Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest credits continue to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. The CBPP crediting rate changes annually based on the average annual yield of 5-year Treasury Securities for the preceding 12 months ending October of the prior year (1.65% annual average for 2015). The Excess CBPP interest crediting rate changes monthly based on the Wall Street Journal Prime Rate (3.3% annual average for 2015).

Messrs. Fairbank and Finneran participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2015, are $2,008 and $6,218, respectively, for Mr. Fairbank, and $1,467 and $1,026, respectively, for Mr. Finneran. As of December 31, 2015, the “Value of Accumulated Benefit” for both plans is equal to the account balance for each participant. This is because they both have attained their normal retirement age of 65 and so are assumed to retire immediately under the actuarial valuation assumptions. Since both participants are assumed to retire as of the measurement date, the future interest-crediting rate does not apply. Accounts in either plan are distributed after separation from service. Distribution options from the CBPP plan are lump sum (eligible for rollover to another qualified plan or personal IRA) or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover) or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	73

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

  2015 Pension Benefits Table

Name and Principal Position	Plan Name (1)	Present Value of Accumulated Benefit (2,3,4)	Payments During Last Fiscal Year
Richard D. Fairbank Chair, CEO and President	Cash Balance Pension Plan	$27,157	$0
	Excess Cash Balance Plan	$84,103	$0
Stephen S. Crawford Chief Financial Officer	—	—	—
Ryan M. Schneider President, Card	—	—	—
John G. Finneran, Jr. General Counsel and Corporate Secretary	Cash Balance Pension Plan	$19,388	$0
	Excess Cash Balance Plan	$13,560	$0
Sanjiv Yajnik President, Financial Services	—	—	—

(1)	In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis.

(2)	For the CBPP, the interest crediting rate changes annually based on the average annual yield of 5-year Treasury Securities for the preceding 12 months ending October of the prior year. The average annual interest rate for 2015 was 1.65%. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the Wall Street Journal Prime Rate. The average annual interest rate for 2015 was 3.3%.

(3)	Based on updated SEC guidance on the preferred disclosure method to use for cash balance plans, the amounts shown are the present value of the accrued benefit under the same actuarial assumptions and measurement date used for financial accounting purposes.

(4)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2015 measurement date.

  Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers its Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) to eligible associates.

In 2015, our NEOs could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 100% of the restricted stock unit portion of their respective base salaries on a tax-deferred basis. Messrs. Crawford, Schneider, Finneran and Yajnik participated in the program in 2015.

In 2015, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will pay out in lump sum in the first quarter of 2018.

In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual deferrals among seventeen different investment offerings made available by the plan: BlackRock Bond Index Fund, Fidelity Spartan 500 Index Fund, BlackRock Small Cap Index Fund, Vanguard Total World Stock Index Fund, BlackRock ACWI ex-US Index Fund, Fidelity Retirement Money Market Portfolio, Prudential Total Return Bond Fund, Dodge and Cox Balanced Fund, Fidelity Capital Appreciation Fund, T. Rowe Price Institutional Large Cap Value Fund, Hartford Mid-Cap Fund, Northern Small Cap Value Fund, Hartford Small Company Fund, Dodge and Cox International Stock Fund, and Lazard Emerging Markets Equity Portfolio. Individual investment returns experienced in 2015 were as follows: Mr. Fairbank 0.92% or $68,551.78, Mr. Crawford -7.33% or-$38,301.44, Mr. Schneider 0.01% or $51.08, Mr. Finneran 0.36% or $9,888.14, and Mr. Yajnik -3.04% or -$32,292.82. Distributions under the VNQDCP may be made to participants according to their respective elected schedule for distribution in accordance with plan terms. The distribution schedules available under the plan include lump sum and 5, 10 or 15 year annual installments. Distributions occur based upon the following events: termination of employment, death, disability, in-service distribution election or change of control.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005; no additional participants are permitted to enter the plan, and no compensation

74	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

is taken into account after this date. Messrs. Fairbank, Schneider, Finneran and Yajnik participated in the ESP and, as such, returns on these investments are reported for 2015. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP. Individual investment returns experienced in 2015 were as follows: Mr. Fairbank 1.38% or $5.978.74, Mr. Schneider 0.02% or $25.98, Mr. Finneran 1.38% or $18,216.63 and Mr. Yajnik 0.36% or $1,055.98.

  2015 Non-Qualified Deferred Compensation Table

Name and Principal Position	Plan Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)
Richard D. Fairbank Chair, CEO and President	Voluntary Non-Qualified Deferred Compensation Plan	$4,410,000	$0	$68,552	$0	$9,763,507
	Excess Saving Plan	$0	$0	$5,979	$0	$437,703
	2003 Performance Share Award(5)	$0	$0	-$2,506,222	$0	$17,444,462
Stephen S. Crawford Chief Financial Officer	Voluntary Non-Qualified Deferred Compensation Plan	$15,495	$224,730	-$38,301	$0	$602,524
	Excess Saving Plan	—	—	—	—	—
Ryan M. Schneider President, Card	Voluntary Non-Qualified Deferred Compensation Plan	$11,429	$163,890	$51	$168,265	$302,646
	Excess Saving Plan	$0	$0	$26	$0	$129,372
John G. Finneran, Jr. General Counsel and Corporate Secretary	Voluntary Non-Qualified Deferred Compensation Plan	$9,885	$140,550	$9,888	$0	$2,807,198
	Excess Saving Plan	$0	$0	$18,217	$0	$1,333,633
Sanjiv Yajnik President, Financial Services	Voluntary Non-Qualified Deferred Compensation Plan	$9,345	$132,600	-$32,293	$0	$1,098,972
	Excess Saving Plan	$0	$0	$1,056	$0	$293,244

(1)	Reflects executive contributions made for 2015. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in January 2015 for 2014 performance, which was reported in the 2014 Summary Compensation Table. For Messrs. Crawford, Schneider, Finneran, and Yajnik, all executive contributions under the VNQDCP were made in the form of base salary deferrals, and are reported in the 2015 Summary Compensation Table.

(2)	Registrant contributions are also included in the amounts reported as “Company Contributions to Defined Contribution Plans” in footnote 8 to the Summary Compensation Table.

(3)	Includes earnings on total assets in the VNQDCP and the ESP.

(4)	All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in prior years for those executives that were NEOs in such prior years and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior year proxy statements (to the extent that the named executive officer was a named executive officer in the applicable year): Mr. Fairbank $5,031,250; Mr. Crawford $443,503; Mr. Schneider $786,290; Mr. Finneran $1,788,560; and Mr. Yajnik $136,449.

(5)	Includes the value of restricted stock units that were granted to Mr. Fairbank in December 2003, subject to Capital One’s earnings per share performance relative to its comparator group over a three-year period from January 1, 2004 through December 31, 2006 (“Performance Period”). On March 2, 2007, the independent directors of the Board certified, following the end of the Performance Period, the achievement of the performance target. Because the Company ranked in the 76th percentile for the Performance Period relative to the comparator group, Mr. Fairbank acquired the right to receive 241,680 shares of Capital One’s common stock on March 31, 2007. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Similar to other deferred compensation, Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2015.

  Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the table below illustrates payouts that the named executive officers could receive under certain hypothetical termination scenarios. Actual circumstances resulting in the departure of a named executive officer cannot be predicted and may differ from the assumptions used in the information outlined below. The Company

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has adopted plans providing certain standards governing named executive officer separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition as well as to provide competitive benefits to senior executives.

The Compensation Committee reviews each executive officer’s separation on a case by case basis and exercises its business judgment, with the approval of the independent directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

■	The reasons for the separation;

■	Market competitive practices for comparable separation scenarios;

■	Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives;

■	The executive’s tenure and contributions to the Company’s success;

■	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s employees or customers; and

■	The resulting impact of the separation terms on the Company and its stockholders.

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product, as described below.

Standard Non-Competition Agreement

Under Capital One’s standard non-competition agreement program, NEOs may be restricted as to what competitive services they may provide to an entity following separation from Capital One, typically for a period of up to two years. In recognition of these restrictions, the agreement calls for payments to be made to the NEO during periods of enforcement of the non-competition restrictions, subject to certain circumstances and conditions. Messrs. Crawford, Schneider, and Yajnik are parties to standard non-competition agreements.

For 2015, potential payments following termination under the standard non-competition agreement are 15% of the NEO’s target total compensation for each year of enforcement and up to eighteen months of subsidized health insurance premiums and administrative fees under COBRA if the NEO elects such coverage, subject to certain terms and conditions. For voluntary terminations, the previously described payments are only made for the second year of enforcement. In the case of the NEO’s involuntary termination for any reason other than death, disability or cause, the payments are made in two lump sums, the first following termination and the second upon completion of the enforcement period. However, there are no payments under the non-competition agreement if benefits are payable under a change of control agreement. Payments related to the non-competition agreement are separate from any severance payments that may be made upon the NEO’s departure. However, severance payments are typically offset in part by payments related to the non-competition agreement so that total payment amounts are consistent with the program’s intent.

Confidentiality, Work Product and Non-Solicitation of Employee Agreement

Messrs. Crawford, Schneider, and Yajnik are parties to confidentiality, work product and non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, the NEO may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process.

Further, the NEO, upon separation from Capital One, shall return any and all of Capital One’s confidential information to Capital One.

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Generally, under the non-solicitation of employee provisions of these agreements, for a period of two years following separation from Capital One, the NEO shall not directly or indirectly solicit or induce any associate of Capital One to become employed by any person or entity engaged in competition with Capital One, hire or engage any associate of Capital One to provide services to a competitor, or directly or indirectly solicit or induce any associate of Capital One to end his or her employment based on confidential information the NEO learned about the employee while they were employed by Capital One.

Payments Under Certain Termination Scenarios

Upon separation from the Company, the named executive officers, regardless of the reason for termination, receive certain earned, but previously unpaid, payments, such as accrued but unused vacation pay and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, cash-settled RSUs granted to NEOs after the end of a performance year continue to vest according to the original provisions upon separation for any reason other than cause or as soon as practicable following a “double trigger” change of control (as discussed in further detail below), because these are deferred awards attributable to prior performance and are intended to replace cash bonuses, which would otherwise already have been paid to an executive.

Voluntary Termination

An NEO who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. Cash-settled RSUs granted to NEOs at the beginning of a performance year representing a portion of base salary are pro-rated and continue to vest according to their original terms upon voluntary termination. In addition, an NEO has the ability following separation to exercise vested but unexercised options for three months following voluntary termination.

Involuntary Termination Without Cause

An NEO whose employment with Capital One is terminated involuntarily, for performance or job elimination, is entitled to receive the amounts set forth in the Company’s Executive Severance Plan in exchange for executing a release of claims against the Company. For 2015, potential payments under the Executive Severance Plan were 30% of total target compensation, healthcare continuation subsidy under COBRA, continued coverage through broad-based and executive life insurance programs, outplacement services and any contractual payments to which the NEO may otherwise have been entitled. If an NEO’s Non-Competition Agreement is enforced, payments under the Executive Severance Plan will be offset by any amounts paid under the Non-Competition Agreement and the NEO will be eligible for an additional payment of up to 90% of the severance payments in exchange for executing a release of claims against the Company. Cash-settled RSUs granted to NEOs at the beginning of the performance year representing a portion of base salary are pro-rated and continue to vest according to their original terms upon an involuntary termination. Performance shares granted to NEOs will vest on a pro-rata basis based on actual Company performance during the performance period if an involuntary termination without cause occurs during the performance period. Stock-settled restricted stock units granted to NEOs in 2015 will continue to vest if an involuntary termination without cause occurs, subject to the NEO executing a release of claims against the Company. In addition, named executive officers have the ability following separation to exercise vested but unexercised options for two years. If a named executive officer’s employment with Capital One is terminated as a result of death or disability, the named executive officer’s unvested stock options, restricted stock, restricted stock units and performance shares granted in 2015, based on target Company performance, will vest in full, and performance shares granted prior to 2015 will vest on a pro-rata basis based on target Company performance.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of employees or customers, and ownership of work product, as described above. Cash-settled RSUs granted to NEOs at the beginning of the performance year representing a portion of base-salary are pro-rated and continue to vest according to their original terms upon a termination for cause because these are deferred awards representing base salary that would otherwise already have been paid to an executive. In addition, if terminated for cause, named executive officers have the ability following separation to exercise vested but unexercised options for three months.

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Payments Upon Retirement

As with all executives who are eligible for retirement, named executive officers who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (described above); partially subsidized participation in retiree medical coverage (including dependents as applicable), provided that the executive became eligible to retire on or before December 31, 2012; coverage through the executive life insurance program (at a reduced benefit); and any contractual payments to which he or she may otherwise be entitled.

Upon retirement, shares of restricted stock, all restricted stock units (other than cash-settled RSUs representing a portion of base-salary, which vest pro-rata) and stock options continue to vest according to their original terms, which, for shares of restricted stock, stock-settled restricted stock units (all restricted stock units for the CEO) and stock options granted on or after 2012, also includes performance-based vesting provisions. In addition, performance shares granted to named executive officers will continue to vest after retirement, except the 2015 performance share grant to the CEO which would be forfeited if he retired on or before December 31, 2015. For stock options granted after December 1, 2005 and prior to January 1, 2010 the executive has the earlier of five years from the date of retirement or the expiration of the option term to exercise vested but unexercised options. For stock options granted on or after January 1, 2010 the executive has until the expiration of the option term to exercise vested but unexercised options.

Change of Control

Each named executive officer is a party to an agreement (a “Change of Control Agreement”) that provides for certain payments in the event his or her employment is terminated within two years following (or in anticipation of) a change of control, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below.

In the agreements, a change of control occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One’s common stock or the combined voting power of the voting securities by a person or group, (ii) certain changes in the majority of the Board of Directors, (iii) consummation of a reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of Capital One’s stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before the business combination or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One.

We do not provide for excise tax gross up payments.

Involuntary Termination for Cause

Named executive officers terminated involuntarily for cause following a change of control receive no additional benefits except in regards to options, which allow named executive officers to exercise vested but unexercised options for three months following a termination for cause.

Voluntary Termination with Good Reason or Involuntary Termination Without Cause

For 2015, the potential payments that the named executive officers could receive under certain termination scenarios are based on a percentage of target total compensation. For the CEO, the potential payments are based on a multiple of his notional salary and cash bonus (as described below). As of December 31, 2015, if a change of control of Capital One occurs, then following a voluntary termination with good reason or involuntary termination without cause, a named executive officer may receive certain benefits as outlined below:

■	The CEO will be entitled to receive:

■	A lump-sum payment of 2.5 times the sum of his current notional salary and the “Highest Annual Bonus,” which is the highest of (i) the target annual bonus for the year in which the change of control occurs (or the mid-point if no target is established), (ii) the target annual bonus for the year immediately before the year the change of control occurs (or midpoint if no target is established), or (iii) the annual bonus paid or payable for the most recently completed fiscal year; and

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■	The cash value, prorated through the date of termination, of the Highest Annual Bonus.

■	An NEO will be entitled to receive:

■	112.5% of the highest of (i) the NEO’s current target total compensation, (ii) the NEO’s target total compensation for the prior year, or (iii) the NEO’s actual total compensation for the prior year.

■	The cash value, prorated through the date of termination, of the current year’s target annual incentive award, whether in the form of cash or equity-based compensation; and

■	The CEO or an NEO will also be entitled to receive:

■	An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare and life insurance programs for 2.5 years as well as access to such healthcare and life insurance plans for the named executive officer (and dependents as applicable);

■	Service credit of 2.5 years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan;

■	Outplacement services of up to $30,000; and

■	Any contractual payments to which the named executive officer may otherwise have been entitled.

Beginning in January 2015, all equity awards granted to named executive officers will require a so-called “double trigger” for accelerated vesting in connection with a change of control. Upon a change of control, all equity awards continue to vest according to their original schedule. The vesting of such awards will only accelerate if a named executive officer is involuntarily terminated without cause or voluntarily terminates for good reason within the two years following a change of control. All outstanding equity grants awarded prior to January 2015 vest in full immediately upon a change of control.

Richard D. Fairbank

Mr. Fairbank receives no regular base salary. In light of this, for 2015, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million and his Highest Annual Bonus. The Committee reviews and establishes the notional salary amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by F.W. Cook. Mr. Fairbank is a party to a Change of Control Agreement.

Stephen S. Crawford, Ryan M. Schneider, John G. Finneran, Jr., and Sanjiv Yajnik

Messrs. Crawford, Schneider, Finneran, and Yajnik are generally eligible for the same payments upon termination, and are all party to a Change of Control Agreement. For 2015, these payments were calculated based on their 2015 target total compensation values. Messrs. Crawford, Schneider and Yajnik are party to a standard Non-Competition Agreement and a Confidentiality, Work Product and Non-Solicitation of Employee Agreement.

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SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

2015 Potential Payments and Benefits Upon Termination or Change of Control Table

Name and Principal Position	Situation	Cash Severance (1)	Retirement Plan Contributions (2)	Acceleration and Continuation of Equity Awards (3)	Continuation of Medical/ Welfare Benefits (4)	Excise Tax Gross Up (5)	Total
Richard D. Fairbank Chair, CEO and President	Voluntary Termination	—	—	—	—	—	—
	Involuntary Termination	—	—	—	—	—	—
	Retirement	$0	$0	$37,349,294	$448,000	—	$37,797,294
	For Cause Termination	$0	$0	$0	$0	—	$0
	COC*	$18,824,363	$0	$45,774,793(6)	$255,267	—	$64,854,423
Stephen S. Crawford Chief Financial Officer	Voluntary Termination	$1,163,400	$0	$3,584,603	$0	—	$4,748,003
	Involuntary Termination	$4,420,920	$0	$14,194,310	$18,609	—	$18,633,839
	Retirement	—	—	—	—	—	—
	For Cause Termination	$0	$0	$1,120,883	$0	—	$1,120,883
	COC*	$10,691,487	$327,659	$16,526,920(6)	$177,132	—	$27,723,198
Ryan M. Schneider President, Card	Voluntary Termination	$859,200	$0	$3,079,560	$0	—	$3,938,760
	Involuntary Termination	$3,264,960	$0	$6,277,454	$15,978	—	$9,558,392
	Retirement	—	—	—	—	—	—
	For Cause Termination	$0	$0	$828,121	$0	—	$828,121
	COC*	$7,985,659	$251,488	$8,766,391(6)	$83,217	—	$17,086,755
John G. Finneran, Jr. General Counsel and Corporate Secretary	Voluntary Termination	$0	$0	$7,658,936	$0	—	$7,658,936
	Involuntary Termination	$1,485,000	$0	$7,658,936	$10,000	—	$9,153,936
	Retirement	$0	$0	$7,658,936	$445,000	—	$8,103,936
	For Cause Termination	$0	$0	$715,448	$0	—	$715,448
	COC*	$6,486,584	$208,618	$7,658,936(6)	$195,936	—	$14,550,074
Sanjiv Yajnik President, Financial Services	Voluntary Termination	$702,750	$0	$7,193,351	$0	—	$7,896,101
	Involuntary Termination	$2,670,450	$0	$7,193,351	$10,000	—	$9,873,801
	Retirement	$702,750	$0	$7,193,351	$304,000	—	$8,200,101
	For Cause Termination	$0	$0	$676,976	$0	—	$676,976
	COC*	$6,087,105	$197,976	$7,193,351(6)	$146,380	—	$13,624,812

*	Represents potential payments and benefits upon change of control (COC) for involuntary termination without cause or voluntary for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level.

The table above is intended to reflect potential payments to named executive officers across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2015.

The amounts shown in the table above do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The named executive officers also are eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the 2015 Pension Benefits Table on page 74 and the 2015 Non-Qualified Deferred Compensation Table on page 75, respectively, and are not included in the table above.

Other amounts not included in the table above are the following:

■	Accrued salary, bonus and vacation pay as of the date of termination; and

■	Welfare benefits generally available to all retirees, including retiree medical programs.

(1)	Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” beginning on page 76. In cases where the executive is eligible for both types of payments, non-competition amounts typically offset severance amounts in whole or in part. Cash-settled restricted stock unit awards granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column. Messrs. Schneider and Yajnik would receive a reduction in COC severance payments in order to meet safe harbor limitations, which is reflected in the cash severance amounts reported above.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

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SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

(3)	Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value on December 31, 2015. For stock awards, this represents the fair market value of the shares on December 31, 2015. Most currently unvested equity awards held by our retirement eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination not for cause after a named executive officer becomes eligible for retirement. Messrs. Fairbank, Finneran, and Yajnik were the only named executive officers eligible for retirement as of December 31, 2015.

(4)	Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the non-competition or severance period, as applicable. Includes programs such as medical, dental, insurance, outplacement services and related benefits. Only includes programs that are specific to the named executive officers; does not include the value of programs generally available to all employees upon separation from the Company.

(5)	Named executive officers are not eligible for excise tax gross-ups.

(6)	Most currently unvested equity awards will be treated in a similar manner following a named executive officer’s termination of employment for death or disability. Due to differences in the vesting provisions of performance shares, the value of the acceleration and continuation of unvested equity awards for each named executive officer following the termination of his employment for death or disability on December 31, 2015 would have been: $42,807,978 for Mr. Fairbank, $16,180,354 for Mr. Crawford, $8,486,955 for Mr. Schneider, $7,415,173 for Mr. Finneran, and $6,964,774 for Mr. Yajnik.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	81

Section VII – Equity Compensation Plans

  Equity Compensation Plan Information

The following table provides information as of December 31, 2015, with respect to shares of Capital One common stock that may be issued under our existing compensation plans.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	13,627,319(4)	$53.93	26,528,621(6)
Equity compensation plans not approved by security holders (2)	123,246(5)	$61.51	0(7)
Total	13,750,565	$53.98	26,528,621

(1)	The following plans have been approved by Capital One stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)	The 1999 Directors Plan, which is described below, was terminated in April 2009 and has not been approved by Capital One stockholders.

(3)	Does not reflect restricted stock units and performance shares because they have no exercise price.

(4)	Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan and 568,725 issued and unvested outstanding shares of restricted stock under the 2004 Stock Incentive Plan. Includes 1,237,169 shares, representing the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 3,136,344 shares subject to outstanding restricted stock units, including outstanding restricted stock units subject to performance-based vesting provisions, under the 2004 Stock Incentive Plan. Excludes shares of restricted stock units, to be settled in cash, under the 2004 Stock Incentive Plan. Also excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that actually vest.

(5)	Includes 54,456 outstanding restricted stock units under the 1999 Directors Plan.

(6)	Represents 19,653,909 shares available for future issuance under the 2004 Stock Incentive Plan; and 6,874,712 shares available for future issuance under the 2002 Associate Stock Purchase Plan as shares purchased voluntarily by Capital One associates through regular payroll deductions and a Company match.

(7)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

  1999 Directors Plan

The 1999 Directors Plan was adopted by the Board on April 29, 1999, and terminated on April 28, 2009. The plan authorized a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and restricted stock units to members of the Board who were not otherwise employed by Capital One or any subsidiary of Capital One at the time an award was granted. The number of shares available for issuance under the plan included shares granted under the plan subject to options that expired or otherwise terminated unexercised and shares forfeited pursuant to restrictions on restricted stock or deferred stock. The plan is administered by the Board.

The exercise price of stock options granted under the plan could not be less than the fair market value, as defined in the 1999 Directors Plan, of Capital One common stock on the date of grant. The maximum term of each stock option was ten years, and vesting schedules were determined at the time of grant. The Board could, in its discretion, grant options that by their terms became fully exercisable upon a change of control, as defined in the 1999 Directors Plan.

The Board could award restricted stock to eligible directors. During the restricted period, a director cannot dispose of any restricted shares and must forfeit any restricted shares granted to such director if he or she ceases to be a member of the Board. The Board had the authority to establish the terms and conditions upon which these

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SECTION VII – EQUITY COMPENSATION PLANS

restrictions will lapse. The Board could also, at any time, accelerate the time at which any or all restrictions would lapse or remove any and all such restrictions. Subject to any applicable restrictions, a participant who received an award of restricted stock would have all of the rights of a stockholder with respect to the shares subject to the award, including but not limited to the right to vote the shares and the right to receive all dividends and other distributions paid with respect to the shares.

The Board could award restricted stock units to eligible directors under the plan. The Board has the authority to establish, in its discretion, the length of the vesting period; any restrictions with respect to an award of restricted stock units and the terms and conditions upon which restrictions, if any, shall lapse.

The Board has retained the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the date of cancellation. Currently, no shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan.

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Section VIII – Compensation Committee Report

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee	Mayo A. Shattuck III (Chair) Patrick W. Gross Ann Fritz Hackett Lewis Hay, III Benjamin P. Jenkins, III

The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

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Section IX – Audit Committee Report

The charter of the Audit Committee was most recently approved by the Committee and the full Board of Directors on February 4, 2016.

In accordance with its charter, the Audit Committee assists the Board of Directors in the oversight of:

■	The integrity of Capital One’s financial statements and internal controls;

■	The qualifications, independence and performance of Capital One’s independent auditor;

■	The performance of Capital One’s internal auditor; and

■	Capital One’s compliance with legal and regulatory requirements.

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit Committee met a total of eleven times during 2015. Pursuant to Capital One’s Corporate Governance Guidelines and applicable law, the Audit Committee is comprised solely of independent directors.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2015, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent auditors. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One. Based on its review and discussions with management and Ernst & Young, and pursuant to a delegation of authority from the Board of Directors, the Audit Committee has approved the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015, for filing with the SEC.

The Audit Committee:	Bradford H. Warner (Chair and “Audit Committee Financial Expert”) Benjamin P. Jenkins, III Peter E. Raskind (“Audit Committee Financial Expert”) Catherine G. West

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	85

Section X – Election of Directors (Item 1 on Proxy Card)

All of Capital One’s directors are elected at each annual meeting of stockholders and hold such office until the next annual meeting of stockholders, and until their successors are duly elected and qualified. Each nominee has consented to serve a one-year term. Information about the proposed nominees for election as directors is set forth under “Director Nominees” in the “Corporate Governance at Capital One” section beginning on page 14 of this proxy statement.

In the event a nominee ceases to be available for election, the Board of Directors may designate a substitute as a nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

The nominees for election this year are:

Richard D. Fairbank	Pierre E. Leroy

Patrick W. Gross	Peter E. Raskind

Ann Fritz Hackett	Mayo A. Shattuck III

Lewis Hay, III	Bradford H. Warner

Benjamin P. Jenkins, III	Catherine G. West

Peter Thomas Killalea

***

The Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

86	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

Section XI – Ratification of Selection of Independent Auditors (Item 2 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of Capital One’s independent auditors. The Audit Committee evaluates the independent auditors’ qualifications, performance and independence at least annually and periodically considers whether to continue to retain our current independent auditor or engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent auditor’s new lead engagement partner.

For 2016, the Audit Committee has appointed the firm of Ernst & Young as independent auditors. Ernst & Young has served as Capital One’s independent auditors since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent auditors is in the best interests of Capital One and its stockholders.

The Board of Directors is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider their appointment as our independent auditors.

The fees billed for professional services provided by Ernst & Young for fiscal years 2015 and 2014 are shown in the following table:

Fees (dollars in millions)	2015	2014
Audit Fees	$11.12	$10.14
Audit-Related Fees	$1.26	$1.22
Tax Fees	$0.00	$0.26
All Other Fees	$0.00	$0.00

Audit fees include fees for the audit of our annual financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that normally would be provided by the auditor in connection with statutory and regulatory filings or engagements and that generally only the independent auditor can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC. Audit-related fees are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent auditor, such as: employee benefit plan audits; due diligence related to mergers and acquisitions; internal control reviews; attestation services that are not required by statute or regulation; and consultation concerning financial accounting and reporting standards. Tax fees include corporate and subsidiary compliance, consulting, international and employee benefit services. All other fees would include fees for services that are not defined as Audit, Audit-related or Tax and are not specifically prohibited by the SEC.

The Audit Committee is responsible for overseeing the amount of Audit fees paid to Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Any service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for specific pre-approval. Under the policy adopted by the Audit Committee, Tax fees are limited to 25% of combined Audit and Audit-related fees, and services that would fall under the category “All Other Fees” are prohibited. In 2015, all of the Audit and Audit-related services and related fees were pre-approved by the Audit Committee pursuant to the policies and procedures described above. Additionally, Capital One has established policies to provide for adherence to Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditors.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	87

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (ITEM 2 ON PROXY CARD)

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

***

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent auditors for 2016.

88	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

Section XII – Advisory Approval of Capital One’s 2015 Named Executive Officer Compensation

(Item 3 on Proxy Card)

We are offering to our stockholders a non-binding advisory vote on our 2015 Named Executive Officer compensation, including the compensation of our Chief Executive Officer, pursuant to Section 14A of the Exchange Act. While the vote is non-binding, the Board of Directors values the opinions that stockholders express through their votes and in any additional dialogue. The Board of Directors will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 41, our Board of Directors generally has provided compensation programs for the CEO and the NEOs that are competitive with the market, performance-based and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO and NEO compensation programs generally have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of the equity-based awards made to our CEO and the NEOs is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For 2015, approximately 84% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, and 100% of his compensation is deferred for a three-year period. As discussed under “NEO Compensation” on page 51, under the 2015 NEO compensation program approximately 80% of total target compensation was provided through equity-based vehicles which were all at-risk based on the performance of the Company’s stock price and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” section of this proxy statement on pages 41 to 63 and in the “Named Executive Officer Compensation” section on pages 64 to 81.

We ask for your advisory vote on the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2015 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

The Board of Directors has resolved to hold annual advisory votes on executive compensation. Accordingly, the next advisory vote on executive compensation will occur at the 2017 Annual Meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

***

The Board of Directors unanimously recommends that you vote “FOR” advisory approval of our 2015 Named Executive Officer compensation as disclosed in this proxy statement.

CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT	89

Section XIII – Other Business

  Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

  Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2015, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“Form 10-K”) may be obtained at the Annual Meeting, at our website at www.capitalone.com under “About Us/Investors,” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

  Stockholder Proposals for 2017 Annual Stockholder Meeting

To be considered for inclusion in the proxy materials for Capital One’s 2017 Annual Stockholder Meeting (“Capital One’s 2017 Annual Meeting”), stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and stockholder director nominations submitted pursuant to the proxy access provisions of our Bylaws must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than the close of business on November 21, 2016. Stockholders submitting proposals pursuant to Rule 14a-8 or submitting proxy access director candidates must also satisfy other procedural and qualification requirements set forth in Rule 14a-8 and our Bylaws, respectively. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Under our Bylaws, if you wish to present a stockholder proposal other than pursuant to Rule 14a-8 or nominate a director candidate other than pursuant to our proxy access Bylaw provision, then to be timely for consideration at Capital One’s 2017 Annual Meeting, you must give proper written notice of such proposal and of such nomination to the Corporate Secretary no earlier than January 5, 2017, and no later than February 4, 2017. If Capital One’s 2017 Annual Meeting is held on a date that is not within thirty days before or sixty days after May 5, 2017, the anniversary date of this year’s Annual Meeting, notice must be delivered no earlier than the one hundred twentieth day prior to such annual meeting and no later than the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the proposal or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

March 21, 2016

90	CAPITAL ONE FINANCIAL CORPORATION	2016 PROXY STATEMENT

CAPITAL ONE FINANCIAL CORPORATION 1680 CAPITAL ONE DR.

MCLEAN, VA 22102-3491

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 PM EDT on May 4, 2016 (or May 2 for holders in the Capital One Pooled Stock Fund). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Capital One in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 PM EDT on May 4, 2016 (or May 2 for holders in the Capital One Pooled Stock Fund). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR

the following:

1. Election of Directors

Nominees For Against Abstain

1a Richard D. Fairbank

1b Patrick W. Gross

1c Ann Fritz Hackett

1d Lewis Hay, III

1e Benjamin P. Jenkins III

1f Peter Thomas Killalea

1g Pierre E. Leroy

1h Peter E. Raskind

1i Mayo A. Shattuck III

1j Bradford H. Warner

1k Catherine G. West

The Board of Directors recommends you vote FOR

proposals 2 and 3. For Against Abstain

2. Ratification of selection of Ernst & Young LLP

as independent auditors of Capital One for

2016.

3. Advisory approval of Capital One’s 2015 Named

Executive Officer compensation.

NOTE: To transact such other business as may

properly come before the meeting or any adjournment

or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000275087_2 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 5, 2016: The Notice & Proxy Statement and Annual Report/10-K are available at www.proxyvote.com

CAPITAL ONE FINANCIAL CORPORATION Annual Stockholder Meeting Thursday, May 5, 2016 10:00 a.m. local time

Capital One’s Headquarters 1680 Capital One Drive McLean, Virginia 22102

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation, held of record by the undersigned on March 10, 2016, at the Annual Stockholder Meeting to be held on May 5, 2016 and at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3), AND, IN THE PROXIES’ DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

0000275087_2 R1.0.1.25